Exhibit 99.2

CONFIDENTIAL

ASSET PURCHASE AGREEMENT

BY AND AMONG

RTW RETAILWINDS, INC.,

THE OTHER SELLERS PARTY HERETO,

AND

SAADIA GROUP LLC

Dated as of AUGUST 28, 2020

CONFIDENTIAL

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of August 28, 2020 (the “Effective Date”) by and among RTW Retailwinds, Inc., a Delaware corporation (the “Company”), and the other direct and indirect wholly-owned Subsidiaries or Affiliates of the Company that are signatories hereto (together with the Company, the “Sellers”), and Saadia Group, LLC, or its wholly owned Subsidiary or Affiliates (“Buyer”). Sellers and Buyer are referred to collectively herein as the “Parties”.

WITNESSETH

WHEREAS, the Company and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) on July 13, 2020;

WHEREAS, Sellers are engaged in (a) the business of marketing, distributing and selling apparel and related accessories, and (b) the operation of stores (the “Stores”) and the retail sale of apparel and accessories at such Stores (the “Retail Business”), and (c) through e-commerce platforms, including the E-Commerce Platform (the “E-Commerce Business,” and collectively with the Retail Business, the “Business”);

WHEREAS, Sellers desire to sell, transfer and assign to Buyer all of the Acquired Assets (as defined below), and Buyer desires to purchase, acquire and assume from Sellers, all of the Acquired Assets and Assumed Liabilities (as defined below);

WHEREAS, Buyer intends to use the Acquired Assets to continue the E-Commerce Business as a going concern, and to offer employment to current employees of Sellers, many of whom Buyer considers essential to that objective;

WHEREAS, Buyer desires to acquire the Designation Rights (as defined below) to the Assumed Leases (as defined below);

WHEREAS, Buyer intends to use Assumed Leases to continue the Retail Business as a going concern, and to offer employment to current employees of Sellers, many of whom Buyer considers essential to that objective;

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1             Definitions. For purposes of this Agreement:

“Acquired Assets” means all of Sellers’ right, title and interest, free and clear of all Liens (other than Permitted Liens and Permitted Post-Closing Liens), in and to the following properties, rights, interests and tangible and intangible assets of Sellers used in, held for use in, or relating to the E-Commerce Business and as specifically set forth with respect to the Retail Business:

(a)            all Merchandise owned by Sellers that was (i) purchased (or ordered in the case of inventory purchased after the Effective Date) specifically for resale on the E-Commerce Platform, (ii) designated for sale on the E-Commerce Platform in the ordinary course of business prior to the Effective Date to support projected levels of sale, or (iii) subject to Section 2.3(c), designated for resale on the E-Commerce Platform, including the Merchandise at, and en route to, the Distribution Center, and all orders for such Merchandise placed but not yet received by Sellers;

(b)            all Credit Card Receivables, in each case as of the Closing;

(c)            the Assumed Leases , together with (to the extent of the Sellers’ interest therein) the buildings, fixtures and improvements located on or attached to the underlying real property, and all rights arising thereunder, and all tenements, hereditaments, appurtenances and other real property rights appertaining thereto, subject to the rights of the applicable landlord (including rights to ownership or use of such property) under such Assumed Leases;

(d)            the Transferred Contracts and all rights and benefits thereunder;

(e)            other than the Excluded Deposits, all prepaid expenses of any Seller, including deposits, security deposits, merchant deposits, prepaid rent and prepaid expenses (other than pursuant to any Contract which is not an Transferred Contract or any Lease which is not an Assumed Lease and excluding all Cash Equivalents of Sellers);

(f)            to the extent requested in writing by Buyer and assignable to Buyer under applicable Law, all Permits issued to, or for the benefit of, any Seller relating to the operation of the E-Commerce Business and Retail Business, and all pending applications or filings therefor and renewals thereof;

(g)            all internet domain names owned or purported to be owned by Sellers, including the internet domain name registrations and social media accounts set forth in Schedule 1.1(a) (the “Transferred Domain Names”);

(h)            all Trademarks owned or purported to be owned by Sellers (the “Transferred Trademarks”), including the historical trademark files, and further including any and all of Sellers’ right, title and interest to the name “New York & Company” or any derivation thereof;

(i)            all Intellectual Property Licenses, to the extent included in the Transferred Contracts;

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(j)            all other Intellectual Property owned by Sellers, or in which Sellers have any interest or right, which is used in, held for use in, or relating to the Business (the Intellectual Property in clauses (g) – (j) of this definition of the Acquired Assets, collectively, the “Transferred Intellectual Property”);

(k)            to the extent their transfer is permitted by applicable Law, all third-party warranties, refunds, rights of recovery, rights of set-off or counter-claim and rights of recoupment of every kind and nature for the benefit of, or enforceable by, any Seller in each case to the extent arising from or relating the Acquired Assets;

(l)            all marketing, advertising and promotional materials and product samples and designs used in, held for use in, or relating to the Acquired Assets;

(m)           financial, marketing and business data, pricing and cost information, business and marketing plans and other information, servers, offsite and backup storage, files, correspondence, records, data, plans, reports and recorded knowledge, historical trademark files, prosecution files of any Seller in whatever media retained or stored, including computer programs and disks, in each case used in, held for use in, or relating to the E-Commerce Business, the Retail Business and the Acquired Assets or the Assumed Liabilities, including files in the possession of or under the control of Sellers (collectively, the “Business Records”);

(n)            goodwill associated with the Business and the Acquired Assets;

(o)            all of Sellers’ rights of publicity and all similar rights, including all commercial merchandising rights;

(p)            all product designs, design rights, tech packs, artwork, archival materials and advertising materials, copy, commercials, images and artwork owned by any Seller, or in which any Seller has any interest or right;

(q)            all customer data, customer lists, and information related to customer purchases through the E-Commerce Platform or any similar e-commerce platform owned, operated, or controlled by any Seller and the Retail Business (the “Customer Information”) (excluding from the foregoing any credit card numbers or related customer payment source, social security numbers, or other personally identifiable information the transfer of which would contravene applicable privacy Law);

(r)            all of Sellers’ telephone and fax numbers related to the E-Commerce Business and Retail Business, including without limitation telephone and fax numbers associated with the Distribution Center and Sellers’ corporate headquarters;

(s)            all claims, causes of action (including claims arising under the Bankruptcy Code), lawsuits, judgments, privileges, counterclaims, defenses, demands, right of recovery, rights of set-off, rights of subrogation and all other rights of any kind, in each case solely to the extent arising from the Intellectual Property owned by the Sellers or the Acquired Assets;

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(t)            all Furnishings and Equipment listed located in any of the Stores with respect to any Assumed Leases or included on Exhibit I; and

(u)            all tangible and intangible assets included in the E-Commerce Business, E-Commerce Platform or any similar e-commerce platform and to the Retail Business to the extent required with respect to the operation of the Retail Business with any Assumed Leases owned, operated, or controlled by any Seller (provided that to the extent any such assets include rights to which Sellers are entitled pursuant to any Contract, such rights shall only be included in the Acquired Assets if such Contract is a Transferred Contract);

(v) all computer hardware, software and infrastructure, solely to the extent exclusively used in connection with the Stores under any Assumed Leases and the general hardware, software and infrastructure, including any POS system used to operate the Retail Business, provided, however, notwithstanding anything to the contrary set forth in this definition, the Acquired Assets shall not include any Excluded Assets.

“Administrative Expense Claims” means a Liability relating to an administrative expense of a kind specified in section 503(b), 507(b) or 1114(e) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, where “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract, or otherwise, provided, however, that notwithstanding the foregoing, except where expressly indicated otherwise, the term “Affiliate” shall not include, and is intended to specifically exclude, any non-Debtor Affiliate of the Sellers.

“Affiliate Agreement” has the meaning set forth in Section 3.15.

“Agreement” has the meaning set forth in the preamble.

“Aircraft Shipping Charges” has the meaning set forth in Section 5.2(a)(vi).

“Allegedly Infringing Merchandise” means any Merchandise that is the subject of any Litigation which is pending, or threatened in writing against any Seller or its Affiliates or with respect to which any Seller or its Affiliates has received written notice, in each case that alleges that such Merchandise infringes any other Person’s Intellectual Property rights, including Merchandise intended to be withdrawn from advertisement or availability for sale due to such an allegation or claim.

“Allocation Principles” has the meaning set forth in Section 2.7.

“Anti-Bribery Laws” has the meaning set forth in Section 3.14(d).

“Assumed Leases” has the meaning set forth in Section 2.6(b).

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“Assumed Liabilities” means only the following Liabilities:

(a)            all Liabilities under the Assumed Leases or Transferred Contracts solely to the extent such Liabilities arise from and after the Closing Date.

(b)            all Liabilities arising solely out of the ownership or operation of any Acquired Asset after the Closing;

(c)            all Liabilities arising under E-Commerce Returns;

(d)            the Assumed Taxes;

(e)            to undertake the obligations of Buyer set forth in Section 5.9;

(f)            all amounts, whether paid by Sellers or unpaid as of the date of Closing, owed to vendors for Merchandise transferred to Buyer and subject to E-Commerce Orders, provided that Buyer has approved any payment terms or freight charges outside the scope of Sellers’ normal sourcing and procurement policies;

(g)            trade payables of Sellers in respect of Merchandise included in the Acquired Assets and first received and accepted (i.e., logged into inventory) from a third party on or after the date hereof.

(h)            Liabilities for validly accrued loyalty rewards pursuant to the Runway Rewards Program that accrued prior to July 13, 2020, plus Liabilities for validly accrued non-promotion and ordinary course loyalty rewards pursuant to the Runway Rewards Program that accrued after July 13, 2020, plus Liabilities for gift cards, merchandise credit and gift certificates validly issued by the Sellers and outstanding as of July 13, 2020; and

(i)            wages, salaries and other compensation and employee benefits for Transferred Employees arising after the Closing Date provided, however, that notwithstanding anything to the contrary set forth in this definition, (x) the Assumed Liabilities shall not include any rejection damages claims or Administrative Expense Claims, and (y) nothing in this definition shall be construed to limit Buyer’s obligations under any Related Agreement.

“Assumed Taxes” means any Liability for Taxes arising from the ownership or operation of the Acquired Assets attributable to a Post-Closing Tax Period.

“Auction” shall mean an auction for the sale of all or a portion of the Acquired Assets in accordance with the Bidding Procedures Order.

“Bankruptcy Cases” means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Company and certain of its Affiliates, and continuing immediately thereafter, in the Bankruptcy Court.

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“Bankruptcy Code” has the meaning set forth in the recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases, and the general, local and chambers rules of the Bankruptcy Court.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Bidding Procedures” means the bidding procedures for the solicitation and submission of bids for a sale, reorganization, or other disposition of Sellers or all or substantially all of their assets approved by the Bankruptcy Court pursuant to the Bidding Procedures Order.

“Bidding Procedures Motion” means the motion seeking entry of the Bidding Procedures Order, filed in the Bankruptcy Court on July 17, 2020, as may be amended with the written consent of Buyer.

“Bidding Procedures Order” means an order of the Bankruptcy Court approving the Bidding Procedures, which shall include approval of the allowance of Aircraft Shipping Charge refunds due to Buyer.

“Bill of Sale and Assignment and Assumption Agreement” has the meaning set forth in Section 2.5(b).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

“Buyer” has the meaning set forth in the preamble.

“Buyer Party Members” has the meaning set forth in Section 4.7(b).

“Buying Plan” means that certain buying plan of Sellers attached hereto as Exhibit G (please provide).

“Cash Equivalents” means cash, checks, money orders, funds in time and demand deposits or similar accounts, marketable securities, short-term investments, and other cash equivalents and liquid investments.

“Claim” means any claim within the meaning of section 101(5) of the Bankruptcy Code.

“Closing” has the meaning set forth in Section 2.4.

“Closing Cash Payment” has the meaning set forth in Section 2.3(a).

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“Closing Date” has the meaning set forth in Section 2.4.

“Customer Information” has the meaning set forth in Section 1.1(r).

“Company” has the meaning set forth in the preamble.

“Company Benefit Plans” has the meaning set forth in Section 3.12.

“Computer Systems” has the meaning set forth in Section 3.13(j).

“Confidential Information” has the meaning set forth in Section 5.8(b).

“Confidentiality Agreement” means with respect to Buyer or any if its Affiliates, and each holder of ownership interests therein, the confidentiality agreement entered into by and between the Company and such holder or an Affiliate of such holder.

“Contract” means any agreement, contract, license, arrangement, commitment, promise, obligation, right, instrument, document, purchase order, sales order, or other similar commitment or instrument, whether written or oral, that is intending to be binding on the parties thereto (other than any Leases).

“Contracting Parties” has the meaning set forth in Section 9.14.

“Copyright Assignment Agreement” has the meaning set forth in Section 2.5(b).

“Covered Employee” means an employee of any Seller as of the date hereof that is a corporate employee or employed in connection with the E-Commerce Business.

“Credit Card Receivables” means the accounts receivable and other amounts owed to any of the Sellers in connection with any customer purchases, returns or exchanges from the E-Commerce Business and E-Commerce Platform that are made with credit cards.

“Cure Costs” means all monetary Liabilities of the Sellers that must be paid or otherwise satisfied to cure all of Sellers’ monetary defaults required to be cured under section 365(b)(1) of the Bankruptcy Code or otherwise to effectuate, pursuant to the Bankruptcy Code, the assumption by any Seller of executory Contracts and unexpired Leases.

“Cure Notice” means those certain statements filed with the Bankruptcy Court regarding the Sellers’ potential assumption and assignment of Contracts and Leases and the related proposed Cure Costs.

“Decree” means any judgment, decree, ruling, injunction, assessment, attachment, undertaking, award, charge, writ, executive order, administrative order, or any other order of any Governmental Authority.

“Deposit” has the meaning set forth in Section 2.3(a).

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“Deposit Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, by and among the Escrow Agent, Sellers and Buyer, a copy of which is attached as Exhibit A.

“Designated Contract”) shall have the meaning set forth in Section 2.6(c).

“Designated Lease” shall have the meaning set forth in Section 2.6(c).

“Designation Counterparty” has the meaning set forth in Section 2.6(c).

“Designation Notice” has the meaning set forth in Section 2.6(c).

“Designation Rights Period” means, with respect to any Leases to be assumed and assigned or rejected pursuant to Section 2.6(c), the period from the Closing Date through the earlier of (i) the date on which the Bankruptcy Court enters an order confirming a reorganization or liquidation plan concerning the Sellers in the Bankruptcy Cases, and (ii) September 30, 2020; provided that such date may be extended with respect to any Designated Lease for up to an additional 60 days beyond September 30, 2020 with the consent of the Buyer and the applicable Designation Counterparty; provided further, however, that notwithstanding the foregoing proviso, Buyer and Seller shall work in good faith to ensure that the Designation Rights Period is extended in a manner that does not delay the Sellers’ intended conclusion of the Bankruptcy Cases.

“Disclosure Schedule” has the meaning set forth in Article III.

“Distribution Center” means Radial’s warehouse facility located in Martinsville, Virginia, which location receives, processes, warehouses and/or distributes Merchandise on behalf of Sellers.

“Domain Name Assignment Agreement” has the meaning set forth in Section 2.5(b).

“E-Commerce Orders” means all orders placed after the date of this Agreement for anticipated Merchandise to be sold on the E-Commerce Platform from and after October 1, 2020 that Sellers’ business plan provided for and presented to Buyer.

“E-Commerce Platform” means the series of software and hardware applications (and related services) integrated into and used in the operation of, and through which Sellers sell inventory to consumers who place orders for such inventory through and any websites used by Sellers and related internet or “app” based sales, marketing, advertising, and social media channels, including the Contracts pursuant to which such software and hardware applications (and related services) are owned or licensed by Sellers.

“E-Commerce Returns” means ordinary course returns of Merchandise sold by any Seller on the E-Commerce Platform, in compliance with the return policy in effect as of such sale.

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“Encumbrances” means any claim, community or other marital property interest, condition, equitable interest, right of way, encroachment, servitude, right of first refusal or similar restriction, including any restriction on use, voting right (in the case of any security or equity interest), transfer right, right to receipt of income or exercise of any other attribute of ownership.

“Environmental Law” means all applicable Laws including any common law cause of action concerning (i) pollution or protection of the environment, or worker health and safety (relating to exposure to Hazardous Substances), or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, Release or threatened Release of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Wilmington Trust.

“Excluded Assets” means all assets of Sellers other than the Acquired Assets, including, without limitation, the following assets:

(a)            (i) organizational documents, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates, and other documents relating to any Seller’s organization, maintenance, existence, and operation; (ii) books and records related to (A) Taxes paid or payable by the Sellers or (B) any claims, obligations or liabilities not included in Assumed Liabilities; and (iii) any Tax refund, deposit, prepayment, credit, attribute, or other Tax asset or Tax receivable of or with respect to any of the Sellers, in each case to the extent attributable to any Pre-Closing Tax Period;

(b)            capital stock or other equity interests of any of the Company’s direct or indirect Subsidiaries;

(c)            all Cash Equivalents (including all cash located at the Stores, all cash in Store depository accounts or en route to Store depository accounts, and all petty cash located at the Stores, Distribution Center, L Brands Distribution Center, and corporate offices, in each case as of the Closing) other than Credit Card Receivables;

(d)            all royalty payments and licensing receivables generated by the Business and attributable to the period prior to the Closing;

(e)            all insurance policies and binders and all claims, refunds and credits from insurance policies or binders due or to become due with respect to such policies or binders;

(f)            all of Sellers’ rights under this Agreement or any Related Agreement;

(g)            all of Sellers’ rights under any Excluded Asset;

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(h)            all Contracts other than the Transferred Contracts;

(i)            all Leases other than the Assumed Leases;

(j)            all Company Benefit Plans;

(k)           payment processor or credit card receivables for sales that do not relate to the E-Commerce Business or any Acquired Asset;

(l)            all avoidance claims or causes of action arising under sections 544, 547, 548, 549 and 550 of the Bankruptcy Code and any similar state Law, and all other claims, causes of action, lawsuits, judgments, privileges, counterclaims, defenses, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind under any other provision of the Bankruptcy Code or applicable Laws, excluding such claims or causes of action that are included in clause (s) of Acquired Assets;

(m)           any Customer Information or any Personal Information the transfer of which hereunder would result in the violation of Law;

(n)            the Excluded Deposits;

(o)            all assets of Sellers located at the Stores which are not under any Assumed Leases and do not also constitute assets used in connection with the E-Commerce Platform or the Retail Business with respect to Stores under the Assumed Leases;

(p)            all real estate owned by Sellers;

(q)            all computer hardware, software and infrastructure, solely to the extent exclusively used in connection with the Stores; and

(r)            any credit card numbers or related customer payment source, or social security numbers.

“Excluded Deposits” means all prepaid expenses and deposits of Sellers for Stores as set forth on Exhibit H.

“Excluded Liabilities” means any and all Liabilities of Sellers, whether existing at the Closing or arising thereafter, other than the Assumed Liabilities. Without limiting the foregoing, the Buyer shall not be obligated to assume, and does not assume, and hereby disclaims all the Excluded Liabilities, including the following Liabilities of any of the Sellers or of any predecessor of any of the Sellers, whether incurred or accrued before or after the Closing:

(a)            any Liability of Sellers or of any of their predecessors associated with any and all indebtedness, including any guarantees of third-party obligations and reimbursement obligations to guarantors of Sellers’ or any of their respective Subsidiaries’ obligations, and including any guarantee obligations or imputed Liability through veil piercing incurred in connection with Sellers’ Subsidiaries;

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(b)            all Taxes, including Retained Taxes, other than Assumed Taxes and Transfer Taxes (which shall, for the avoidance of doubt, be allocated consistently with Section 6.5(a));

(c)            all Liabilities of Sellers or of any of their predecessors under this Agreement or any Related Agreement and the transactions contemplated hereby or thereby;

(d)            all Liabilities of any Subsidiaries of a Seller or of any of their predecessors;

(e)            any Liabilities in respect of any Contracts or Leases that are not Transferred Contracts or Assumed Leases, including any Liabilities arising out of the rejection of any such Contracts or Leases pursuant to section 365 of the Bankruptcy Code;

(f)            all Liabilities for fees, costs and expenses that have been incurred or that are incurred or owed by Sellers or of any of their predecessors in connection with this Agreement or the administration of the Bankruptcy Cases (including all fees and expenses of professionals engaged by Sellers) and Administrative Expense and Priority Claims accrued through the Closing Date and specified post-closing administrative wind-down expenses of the bankrupt estates pursuant to the Bankruptcy Code (which such amounts shall be paid by Sellers from the proceeds collected in connection with the Excluded Assets) and all costs and expenses incurred in connection with (i) the negotiation, execution and consummation of the transactions contemplated under this Agreement and each of the other documents delivered in connection herewith, (ii) the negotiation, execution and consummation of any debtor in possession financing arrangement, and (iii) the consummation of the transactions contemplated by this Agreement, including any retention bonuses, “success” fees, change of control payments and any other payment obligations of Sellers or of any of their predecessors payable as a result of the consummation of the transactions contemplated by this Agreement and the documents delivered in connection herewith;

(g)            all employment-related Liabilities of Sellers or of any of their predecessors, including Liabilities for any action resulting from Sellers’ employees’ separation of employment, Liabilities arising from Buyer’s employment of Transferred Employees;

(h)            all Liabilities of Sellers or of any of their predecessors with respect to the termination of employment of the Sellers’ “insiders” (as such term is defined under the Bankruptcy Code);

(i)            all Liabilities arising under or relating to Company Benefit Plans (including all assets, trusts, insurance policies and administration service contracts related thereto);

(j)            all Liabilities of Sellers or of any of their predecessors to their respective equity holders respecting dividends, distributions in liquidation, redemptions of interests, option payments or otherwise, and any Liability of Sellers or of any of their predecessors pursuant to any Affiliate Agreement that is not a Transferred Contract;

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(k)            all Liabilities arising out of or relating to any business or property formerly owned or operated by any of the Sellers, any Affiliate or predecessor thereof, but not presently owned and operated by any of the Sellers;

(l)            all Liabilities relating to Claims, causes of action, actions, suits, arbitrations, litigation matters, proceedings or investigations (in each case whether involving private parties, Governmental Authorities, or otherwise) involving, against, or affecting any Acquired Asset, the Business, Sellers, any of their Affiliates or predecessors, or any assets or properties of Sellers or of any of their predecessors, in each case arising out of the ownership or operation of the Stores, Distribution Center, L Brands Distribution Center, the E-Commerce Platform, E-Commerce Business or any Acquired Asset prior to the Closing;

(m)            all Liabilities arising under Environmental Laws, other than to the extent arising out of the ownership or operation of the E-Commerce Business or any Acquired Asset from and after the Closing;

(n)            all accounts payable of the Sellers or of any of their predecessors; all Liabilities of Sellers or of any of their predecessors in respect of their employees;

(o)            all Liabilities of Sellers or of any of their predecessors arising out of any Contract, Permit, or claim that is not transferred to Buyer hereunder;

(p)            all Liabilities for all Professional Fees Amounts;

(q)            all Liabilities for promotion or non-ordinary course loyalty rewards pursuant to the Runway Rewards Program that accrue on or after July 13, 2020, plus all Liabilities for gift cards, merchandise credit and gift certificates validly issued by the Sellers on or after July 13, 2020;

(r)            Sellers’ payroll Liabilities for the payroll period that includes the Closing Date; and

(s)            all claims and Liabilities arising under any Agreement for benefits payable pursuant to any healthcare plans of the Sellers.

“Express Representations” has the meaning set forth in Section 4.7(b).

“Final Order” means an order, judgment or other decree of the Bankruptcy Court or any other Governmental Authority of competent jurisdiction that has not been reversed, vacated, modified or amended, is not stayed and remains in full force and effect and is no longer subject to appeal.

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“Final Purchase Price Allocation” has the meaning set forth in Section 2.7.

“Furnishings and Equipment” means all tangible assets (other than Merchandise) owned by Sellers or leased or licensed by Sellers pursuant to any Transferred Contract and in each case located at the Distribution Center, or Sellers’ corporate offices, including fixtures, trade fixtures, store models, shelving, machinery, equipment, computers, telephones, vehicles, appliances, supplies, furniture, furnishings, janitorial and cleaning equipment, partitions, desks, chairs, tables, telephone lines, cubicles, point-of-sale systems, graphics, branding, signs and signage (including any signs and signage on any buildings, pylons or monuments and any directional or other ground or off-premises signs and signage).

“GAAP” means United States generally accepted accounting principles consistently applied.

“GOB Sales” has the meaning set forth in Section 5.2(c).

“Governmental Authority” means any federal, state, local, or foreign government or governmental, taxing or regulatory authority, agency, board, bureau, commission, court, department, or other governmental entity.

“Hazardous Substances” means any toxic or hazardous material, substance or waste as to which liability or standards or conduct may be imposed, or that is the subject of regulatory action or could otherwise give rise to liabilities or obligations under, any Environmental Laws, including petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radioactive material, toxic molds, and radon.

“Intellectual Property” means any and all worldwide rights in and to all intellectual property rights or assets (whether arising under statutory or common law, contract or otherwise), which include all of the following items: (i) inventions, discoveries, processes, designs, tools, molds, techniques, developments and related improvements whether or not patentable; (ii) patents, patent applications, industrial design registrations and applications therefor, divisions, divisionals, continuations, continuations-in-part, reissues, substitutes, renewals, registrations, confirmations, reexaminations, extensions and any provisional applications, or any such patents or patent applications, and any foreign or international equivalent of any of the foregoing (collectively, “Patents”); (iii) trademarks (whether registered, unregistered or pending), historical trademark files, trade dress, service marks, service names, trade names, brand names, product names, logos, domain names, internet rights (including IP addresses and AS numbers), corporate names, fictitious names, other names, symbols (including business symbols), slogans, translations of any of the foregoing and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith and (to the extent transferable by Law) any applications and/or registrations in connection with the foregoing; (collectively, “Trademarks”); (iv) work specifications, tech specifications, software, databases and artwork; (v) technical scientific and other know-how and information (including promotional material), trade secrets, confidential information, methods, processes, practices, formulas, designs, design rights, patterns, assembly procedures, software and specifications; (vi) drawings, prototypes, molds, models, tech packs, artwork, photographs, videos, website content, social media posts, product packaging, archival materials and advertising materials, copy, commercials, images, artwork and samples; (vii) archival collections, if any, of articles of clothing, accessories, or any products or services; (viii) rights associated with works of authorship including copyrights, moral rights, rights of publicity, design rights, rights in databases, copyright applications, copyright registrations, rights existing under any copyright Laws and rights to prepare derivative works (collectively, “Copyrights”); (ix) works for hire; (x) Transferred Domain Names; (xi) all tangible embodiments of, and all intangible rights in, the foregoing, (xii) all goodwill related to the foregoing; (xiii) the right to sue for infringement and other remedies against infringement of any of the foregoing; and (xiv) rights to protection of interests in the foregoing under the Laws of all jurisdictions.

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“Intellectual Property Licenses” means (i) any grant to a third Person of any right to use any Intellectual Property owned by or licensed to the Sellers, other than Contracts (e.g., information technology, e-commerce, marketing) entered into in the Ordinary Course of Business pursuant to which Transferred Intellectual Property is licensed to any counterparty to such Contracts in the performance of such counterparty’s services to Sellers and/or their Subsidiaries thereunder, and (ii) any grant to the Sellers of a right to use a third Person’s Intellectual Property rights, and in each case, including any amendments thereto.

“Interest” means any interest within the meaning of section 363(f) of the Bankruptcy Code, including any interest of a Governmental Authority, and all other interests, pledges, security interests, rights of setoff, restrictions or limitations on use, successor liabilities, conditions, rights of first refusal, options to purchase, obligations to allow participation, agreements or rights, rights asserted in litigation matters, competing rights of possession, obligations to lend, matters filed of record that relate to, evidence or secure an obligation of the Sellers (and all created expenses and charges) of any type under, among other things, any document, instrument, agreement, affidavit, matter filed of record, cause, or state or federal Law, whether known or unknown, legal or equitable, and all liens, rights of offset, replacement liens, adequate protection liens, charges, obligations, or claims granted, allowed or directed in any Decree.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“Knowledge” of Sellers or the Company (and other words of similar import) means the actual knowledge of Sheamus Toal.

“L Brands Distribution Center” means L Brands, Inc.’s distribution center located in Columbus, Ohio.

“Law” means any applicable federal, state, municipal or local or foreign law, Decree (judicial or administrative), statute, code, constitutions, regulation, ordinance, decree, common law principle, rule, treaty, collective agreements, judgment or other requirement issued, enacted, adopted, promulgated, implemented or otherwise with similar effect of any Governmental Authority.

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“Leases” means all leases, subleases, licenses, concessions, options, contracts, extension letters, easements, reciprocal easements, assignments, termination agreements, subordination agreements, nondisturbance agreements, estoppel certificates and other agreements (written or oral), and any amendments or supplements to the foregoing, and recorded memoranda of any of the foregoing, pursuant to which any Seller holds any leasehold or subleasehold estates and other rights in respect of any Distribution Center or corporate office.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) regardless of when arising.

“Lien” means any lien (statutory or otherwise), Claim, Encumbrance, Interest, Liability, deed of trust, right of first offer, easement, servitude, transfer restriction under any shareholder or similar agreement, mortgage, pledge, lien, charge, security interest, option, right of first refusal, easement, security agreement or other encumbrance or restriction on the use or transfer of any property, hypothecation, license, preference, priority, covenant, right of recovery, order of any Governmental Authority, of any kind or nature (including (i) any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing, (ii) any assignment or deposit arrangement in the nature of a security device, and (iii) any leasehold interest, license, or other right, in favor of a third party or Sellers, to use any portion of the Acquired Assets), whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown; provided, however, that “Lien” shall not be deemed to include any license of Intellectual Property.

“Litigation” means any action, cause of action, suit, claim, investigation, audit, demand, hearing or proceeding, whether civil, criminal, administrative, or arbitral, whether at law or in equity, before any Governmental Authority.

“Licensed Intellectual Property” means any Intellectual Property that is licensed to any Seller pursuant to an Intellectual Property License.

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“Material Adverse Effect” means any event, change, occurrence or effect that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a material adverse effect on the scope or condition (financial or otherwise) of the Acquired Assets, Assumed Liabilities or the Business, taken as a whole, or (ii) prevents, materially impedes or materially delays or would reasonably be expected to prevent, materially impede or materially delay, the consummation by the Sellers of the transactions contemplated by this Agreement; provided, however, that with respect to clause (i); no effect, change, event or occurrence arising out of or resulting from the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether there has been or will be a Material Adverse Effect: (a) general business or economic conditions in any of the geographical areas in which the Stores operate or affecting retail sporting goods stores generally; (b) national or international political or social conditions, including the engagement by any country in hostilities, or the occurrence of any military or terrorist attack; (c) any event, change, occurrence or effect affecting United States financial, banking, or securities markets (including any disruption thereof or any decline in the price of securities generally or any market or index); (d) the occurrence of any act of God or other calamity or force majeure events; (e) changes in Law or GAAP; (f) the taking of any action expressly required by this Agreement or at the prior written request of Buyer or its Affiliates; (g) the negotiation, announcement or pendency of this Agreement or the consummation of the sale and assumption contemplated hereby or the identity, nature or ownership of Buyer; (h) any seasonal fluctuations in the Business; (i) any failure, in and of itself, to achieve any budgets, projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items (whether or not shared with Buyer or its Affiliates or Representatives) (but, for the avoidance of doubt, not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of Material Adverse Effect); (j) any failure of the Sellers to maintain any level of Merchandise inventory in any of the Stores, (k) any breach by Buyer of this Agreement; (l) any filing or motion made under sections 1113 or 1114 of the Bankruptcy Code; (m) SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”) or any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, or (n) any effect resulting from the filing or pendency of the Bankruptcy Cases, any order of the Bankruptcy Court or any actions or omissions of Sellers taken or not taken in order avoid a violation of such order; except, in the case of each of clauses (a), (b), (c), (d), or (e), to the extent that the Acquired Assets, the Assumed Liabilities or the Business, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which Sellers operate. For avoidance of doubt, and notwithstanding the proviso in this definition, any claim or cause of action that enjoins operation of the E-Commerce Platform or sale(s) of more than $1,000,000 of Merchandise in the aggregate shall constitute a Material Adverse Effect in the event that same is not dismissed in favor of Sellers by the Bankruptcy Court.

“Merchandise” shall mean all finished goods inventory, piece goods and work in progress owned by any Seller. For the avoidance of doubt, and not withstanding anything in this Agreement to the contrary, “Merchandise” shall not include: (i) goods which belong to sublessees, licensees, department lessees, or concessionaires of any Seller; (ii) goods held by any Seller on memo, on consignment, or as bailee; or (iii) Furnishings and Equipment or improvements to real property.

“Merchandise List” means, to the Knowledge of Sellers, a true and correct list of all Allegedly Infringing Merchandise and Violative Merchandise (including whether any such Merchandise is physically located at any Store, Distribution Center or office) as of the Closing sufficient to reasonably identify and locate such Merchandise.

“Non-Party Affiliates” has the meaning set forth in Section 9.14.

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“OFAC” has the meaning set forth in Section 3.14(c).

“Ordinary Course of Business” means the ordinary and usual course of normal day to day operations of the Business as conducted by the Sellers through the date hereof consistent with past practice and taking into account the commencement and pendency of the Bankruptcy Cases.

“Outside Date” has the meaning set forth in Section 8.1(b)(ii).

“Owned Intellectual Property” means all Intellectual Property owned by the Sellers.

“Parties” has the meaning set forth in the preamble.

“Patent Assignment Agreement” has the meaning set forth in Section 2.5(b).

“Permit” means any franchise, approval, permit, license, order, registration, certificate, variance or similar right obtained from any Governmental Authority.

“Permitted Lien” means (a) Liens for Taxes (i) not yet delinquent, or (ii) which are being contested in good faith by appropriate proceedings and for which proper reserves have been established on the Financial Statements in accordance with GAAP applied on a consistent basis; (b) mechanic’s, workmen’s, repairmen’s, warehousemen’s, carrier’s or other similar Liens, including all statutory liens, arising or incurred in the Ordinary Course of Business; (c) with respect to leased or licensed real or personal property, the terms and conditions of the lease, license, sublease or other occupancy agreement applicable thereto which are customary; (d) with respect to real property, zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property; (e) Liens to be released pursuant to the Sale Order; (f) non-exclusive licenses of Intellectual Property in the Ordinary Course of Business that have been previously disclosed to Buyer; or (g) easements, covenants, conditions, restrictions and other similar matters affecting title to real property and other encroachments and title and survey defects.

“Permitted Post-Closing Lien” shall mean (i) with respect to real property leased or owned by Sellers, zoning restrictions, building codes and other land use Laws regulating the use or occupancy of real property, (ii) non-monetary encumbrances to the extent that the Sale Order does not in fact release any such Lien upon Closing, and (iii) any encumbrances on the interest of any landlord or sublandlord or underlying fee interest of any Assumed Lease.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other entity, including any Governmental Authority or any group of any of the foregoing.

“Personal Information” has the meaning set forth in Section 3.10.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date.

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“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date.

“Prepaid Merchandise Payments” means any payments made by Sellers on account of Merchandise that has been ordered but not received by Sellers as of the Closing Date.

“Professional Fees Amount” means an amount equal to all fees and expenses incurred and estimated to be incurred on or prior to the Closing Date (regardless of whether such fees and expenses have been approved by the Bankruptcy Court as of the Closing Date) by any professional retained pursuant to sections 327 and 1103 of the Bankruptcy Code in the Bankruptcy Cases.

“Proposed Cure Costs” has the meaning set forth in Section 2.6(a).

“Purchase Price” has the meaning set forth in Section 2.3(a).

“Purchase Price Allocation” has the meaning set forth in Section 2.7.

“Related Agreements” means the Bill of Sale and Assignment and Assumption Agreement, the Trademark Assignment Agreement, the Domain Name Assignment Agreement, the TSA, the Deposit Escrow Agreement, and any certificates delivered pursuant to this Agreement.

“Representative” means, when used with respect to a Person, the Person’s controlled and controlling Affiliates (including Subsidiaries) and such Person’s and any of the foregoing Persons’ respective officers, directors, managers, members, shareholders, partners, employees, agents, representatives, advisors (including financial advisors, bankers, consultants, legal counsel, and accountants), and financing sources.

“Requesting Party” has the meaning set forth in Section 6.2.

“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposal, dumping, dispersing, leaching or migrating in, into, onto or through the indoor or outdoor environment.

“Responsible Person Taxes” means all Retained Taxes with respect to which “responsible person” claims are brought by an applicable Governmental Authority against any employee, manager, officer, or director of Sellers.

“Retained Taxes” means any Liability for Taxes (i) arising from or related to the Sellers’ ownership or operation of the Business or the Acquired Assets except to the extent of any Assumed Taxes, (ii) of any and all Sellers (or for which any Seller or any of their Affiliates are otherwise liable, including as a transferee, successor, by contract or otherwise, or arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having included or required to be included in any Tax Return related thereto), except to the extent of any Assumed Taxes or (iii) in respect of any Excluded Assets. For the avoidance of doubt, Transfer Taxes shall be governed by Section 6.5(a).

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“Runway Rewards Program” means the Sellers’ points-based private label credit card customer loyalty program in which customers earn points based on purchases through a private label credit card.

“Sale Hearing” means the hearing for (i) approval of, among other things, this Agreement and the transactions contemplated herein and (ii) entry of the Sale Order.

“Sale Order” means the sale order or orders (i) approving this Agreement and the terms and conditions hereof, (ii) approving and authorizing Sellers to consummate the transactions contemplated hereby; (iii) providing that the Bankruptcy Court has jurisdiction to resolve any dispute regarding right to use or ownership of the E-Commerce Platform or any Intellectual Property, and (iv) in form and substance reasonably satisfactory to Buyer and Sellers.

“Seller Fundamental Representations” has the meaning set forth in Section 7.1(a).

“Seller Related Parties” has the meaning set forth in Section 5.8(b).

“Sellers” has the meaning set forth in the preamble.

“Standby Letters of Credit” means the letters of credit set forth on Schedule 5.9.

“Store Closings” has the meaning set forth in Section 5.2(c).

“Stores” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, means, on any date, any Person (a) the accounts of which would be consolidated with and into those of the applicable Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date or (b) of which securities or other ownership interests representing more than fifty percent of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or more than fifty percent of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person.

“Tax” or “Taxes” means any United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under section 59A of the IRC), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, escheat or unclaimed property, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever (including withholding on amounts paid to or by any Person), whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty or addition thereto and any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

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“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trade Controls” has the meaning set forth in Section 3.14(c).

“Trademark Assignment Agreement” has the meaning set forth in Section 2.5(b).

“Transfer Tax” has the meaning set forth in Section 6.5(a).

“Transferred Contracts” has the meaning set forth in Section 2.6(b).

“Transferred Employee” has the meaning set forth in Section 6.3(a).

“TSA” has the meaning set forth in Section 6.9.

“Violative Merchandise” means any item of Merchandise the sale of which by Sellers would be in violation of an applicable Law.

“WARN Act” means, collectively, the Worker Adjustment and Retraining Notification Act of 1989 and any similar state or local Law.

Section 1.2             Interpretations. Unless otherwise indicated herein to the contrary:

When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule, clause or subclause, such reference shall be to an Article, Section, Exhibit, Schedule, clause or subclause of this Agreement. The words “include,” “includes” or “including” and other words or phrases of similar import, when used in this Agreement, shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “if” and other words of similar import shall be deemed, in each case, to be followed by the phrase “and only if.” The use of “or” herein is not intended to be exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa. All terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. References herein to a Person are also to its successors and permitted assigns. Any reference herein to a Governmental Authority shall be deemed to include reference to any successor thereto. Any reference herein to “Dollars” or “$” shall mean United States dollars. Buyer acknowledges and agrees that the specification of any dollar amount in the representations, warranties, or covenants contained in this Agreement is not intended to imply that such amounts or higher or lower amounts are or are not material, and Buyer shall not use the fact of the setting of such amounts in any dispute or controversy between the Parties as to whether any obligation, item, or matter is or is not material. References in this Agreement to materials or information “furnished to Buyer” and other phrases of similar import include all materials or information made available to Buyer or its Representatives in the data room prepared by Sellers or provided to Buyer or its Representatives in response to requests for materials or information. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. The words “to the extent” shall mean “the degree by which” and not “if.”

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Article II
PURCHASE AND SALE

Section 2.1             Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, effective as of the Closing, Buyer will purchase from Sellers on an “as is, where is” basis, and Sellers will sell, transfer, assign, convey and deliver to Buyer, at the Closing all of Sellers’ right, title and interest in, to and under the Acquired Assets.

Section 2.2             Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, effective as of the Closing, Buyer will assume and become responsible for the Assumed Liabilities. Buyer agrees to pay, perform, honor, and discharge, or cause to be paid, performed, honored and discharged, all Assumed Liabilities in a timely manner in accordance with the terms thereof.

Section 2.3             Consideration; Deposit; Closing Cash Payment Adjustment.

(a)            The consideration for the Acquired Assets (the “Purchase Price”) shall be (i) an aggregate Dollar amount equal to $40,000,000 (the “Closing Cash Payment”), plus (ii)  Buyer’s assumption of the Assumed Liabilities (including Liabilities for validly accrued loyalty rewards pursuant to the Runway Rewards Program that accrued prior to July 13, 2020, plus Liabilities for gift cards, merchandise credit and gift certificates validly issued by the Sellers and outstanding as of July 13, 2020), plus (iii) the Cure Costs for the Transferred Contracts and Assumed Leases, plus (iv) an amount equal to the Prepaid Merchandise Payments, plus (v) the amount of the Break-up Fee (as such term is defined in that certain Asset Purchase Agreement dated August 3, 2020 by and between Seller and Sunrise Brands, LLC).

(b)            Substantially concurrent with the execution hereof, Buyer has made a deposit with the Escrow Agent in the amount of $4,000,000.00 by wire transfer of immediately available funds (the “Deposit”). The Deposit shall not be subject to any lien, attachment, trustee process, or any other judicial process of any creditor of any of the Sellers or the Buyer and shall be released (together with all accrued investment income thereon, if any) (and Buyer and Sellers shall deliver any joint written instructions required to effect the distribution of the Deposit that is held pursuant to the Deposit Escrow Agreement) solely as follows:

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(i)            if the Closing occurs, the Deposit and all accrued investment income thereon, if any, shall be delivered to the Sellers and applied toward the Closing Cash Payment payable by Buyer to Sellers under Section 2.5(a) at the Closing;

(ii)            if this Agreement is terminated by Sellers pursuant to Section 8.1(d) or Section 8.1(i), the Deposit, together with all accrued investment income thereon, if any, shall be delivered to Sellers within three (3) Business Days of such termination; or

(iii)            if this Agreement is terminated for any reason other than by Sellers pursuant to Section 8.1(d) or Section 8.1(i), the Deposit, together with all accrued investment income thereon, if any, shall be delivered to Buyer within three (3) Business Days of such termination.

(c)            Buyer and Sellers hereby agree to cooperate in good faith in identifying future allocation of Merchandise (i) to be shipped out of the L Brand Distribution Center to the Distribution Center, and/or (ii) to be shipped out of a Store to the Distribution Center, which Merchandise shall be designated for resale on the E-Commerce Platform. On the Closing Date, Sellers shall provide to Buyer the cost value of the finished goods inventory (including, for the avoidance of doubt, inventory that is en route to the Distribution Center from the L Brand Distribution Center and inventory which is purchased by Sellers on an FOB basis and that is in transit to the L Brands Distribution Center for ultimate delivery to the Distribution Center) included in the Acquired Assets, excluding inventory subject to E-Commerce Orders (the “Inventory Value”). In the event that the Inventory Value is greater than $15,000,000, then the Closing Cash Payment shall be increased by the amount that the Inventory Value exceeds $15,000,000. In the event that the Inventory Value is less than $15,000,000, then the Closing Cash Payment shall be reduced by the amount that the Inventory Value is less than $15,000,000.

Section 2.4             Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by telephone conference and electronic exchange of documents or escrow of said documents (or, if the Parties agree to hold a physical closing, at the offices of Cole Schotz P.C., located at 1325 Avenue of the Americas, New York, New York or such other location as shall be mutually agreed upon by Sellers and Buyer) commencing at 8:00 AM local time on a date (the “Closing Date”) that is the first (1st) Business Day following the date upon which all of the conditions to the obligations of Sellers and Buyer to consummate the transactions contemplated hereby set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing itself, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived, or on such other date as shall be mutually agreed upon by Sellers and Buyer prior thereto. The Closing shall be effective as of 12:01 a.m. New York Time on the Closing Date for all purposes of this Agreement (including for Tax and accounting purposes).

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Section 2.5             Closing Payments and Deliveries.

(a)            At the Closing, Buyer shall pay the Closing Cash Payment (as may be adjusted pursuant to Section 2.3(c)) minus the Deposit to Sellers by wire transfer of immediately available funds to an account designated by Sellers no later than one (1) Business Day prior to the Closing Date.

(b)            At the Closing, Sellers will deliver to Buyer: (i) a duly executed Bill of Sale and Assignment and Assumption Agreement substantially in the form of Exhibit B; (ii) a duly executed Trademark Assignment Agreement, substantially in the form of Exhibit C (the “Trademark Assignment Agreement”); (iii) a duly executed Domain Name Assignment Agreement, substantially in the form of Exhibit D (the “Domain Name Assignment Agreement”); (iv) a duly executed Copyright Assignment Agreement, substantially in the form of Exhibit E (the “Copyright Assignment Agreement”); (v) a duly executed Patent Assignment Agreement, substantially in the form of Exhibit F (the “Patent Assignment Agreement”); (vi) the TSA duly executed by Sellers; (vii) the Merchandise List and (viii) such other agreements, certificates, instruments and documents as Buyer shall reasonably request.

(c)            At the Closing, Buyer will deliver to Sellers: (i) the Bill of Sale and Assignment and Assumption Agreement duly executed by Buyer; (ii) the Trademark Assignment Agreement duly executed by Buyer; (iii) the Domain Name Assignment Agreement duly executed by Buyer; (iv) the TSA duly executed by Buyer; and (v) such other agreements, certificates, instruments and documents as Sellers shall reasonably request.

Section 2.6             Assumption/Rejection of Certain Contracts and Leases and Designation Rights; Non-Assignment.

(a)            Schedule 2.6(a)  sets forth, to the Knowledge of Sellers, a true and complete list, as of the date hereof, of all executory Contracts and unexpired Leases to which any Seller is a party, including the Sellers’ proposed Cure Costs associated with each such Contract and unexpired Lease set forth therein (the “Proposed Cure Costs”).

(b)            From and after the date hereof until three (3) Business Days prior to Closing, Buyer may, in its sole discretion, (i) designate the Contracts listed on Schedule 2.6(b) for assumption and assignment to Buyer or its designee-Affiliate, effective on and as of the Closing (such Contracts, together with any other Contracts assumed by Seller and assigned to Buyer or its designee-Affiliate pursuant to this Agreement, the “Transferred Contracts”), (ii) designate all of Leases listed on Schedule 2.6(b) for possible assumption and assignment to its designee-Affiliates, effective on and as of the Closing (such Leases, together with any other Leases assumed by Seller and assigned to Buyer or its designee pursuant to this Agreement, the “Assumed Leases”), or (iii)  designate all other Contracts and/or Leases not designated any Contract or Lease listed on Schedule 2.6(b)  for rejection effective on and as of the Closing. The Transferred Contracts and Assumed Leases (subject to the conditions and required consents herein) as of the date hereof that are to be assumed and assigned effective on and as of the Closing are set forth on Schedule 2.6(b) hereto, which Schedule shall be (and shall be deemed) modified or supplemented to reflect additions or removals, as applicable, of Leases and Contracts that are (i) designated for assumption and assignment as set forth in this Section 2.6(b) and (ii) designated for rejection.

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(c)            During the Designation Rights Period, Buyer may, in its sole discretion, designate any Contract (a “Designated Contract”) or Lease (a “Designated Lease”) listed on Schedule 2.6(a) that has not previously been designated for assignment and assumption or rejection pursuant to Section 2.6(b) for either (x) assumption and assignment to Buyer or its designee, or (y) rejection (the “Designation Rights”), in each case by providing written notice to Sellers (the “Designation Notice”); provided, however, that Buyer shall determine whether any Designated Contract or Designated Lease will be assumed and assigned or rejected and shall provide Sellers with a Designation Notice in respect thereof at least ten (10) days prior to expiration of the applicable Designation Rights Period. Within three (3) Business Days of Sellers’ receipt of a Designation Notice, Sellers shall provide written notice to the counterparty to such Designated Contract or Designated Lease (such counterparty, the “Designation Counterparty”) of Sellers’ intent to assume and assign or reject such Designated Contract or Designated Lease, which notice shall, with respect to any Designated Contract or Designated Lease to be assumed and assigned, include (i) the Proposed Cure Costs associated with such Designated Contract or Designated Lease, (ii) information supplied by Buyer or its designee intended to provide such Designation Counterparty with adequate assurance of future performance, and (iii) the deadline to object to the assumption and assignment of such Designated Contract or Designated Lease (the “Objection Deadline”), which deadline shall be no less than seven (7) calendar days from service of such notice. The assumption and assignment of a Designated Contract or Designated Lease shall be effective without further Order of the Bankruptcy Court upon expiration of the applicable Objection Deadline unless (A) the Designation Counterparty timely serves an objection upon Buyer and Sellers that relates to adequate assurance of future performance or a cure issue that could not have been raised in an objection to any Cure Notice prior to the Sale Hearing and pertains to matters arising after the Closing, or (B) the Designation Counterparty otherwise consents to the assumption and assignment on terms mutually agreed by Buyer and the Designation Counterparty. If Buyer, Sellers and the Designation Counterparty are unable to resolve such objection timely served pursuant to clause (A) above, Sellers shall schedule the matter for hearing before the Bankruptcy Court on no less than five (5) Business Days’ notice. The rejection of any Designated Contract or Designated Lease shall be effective without further Order of the Bankruptcy Court. Any Contract or Lease that is not assumed and assigned before the expiration of the Designation Rights Period shall be deemed designated for rejection effective as of the date on which the Designation Rights Period expires. For the avoidance of doubt, (i) all Contracts and Leases not set forth on Schedule 2.6(b) immediately prior to the Closing shall be a Designated Contract or Designated Lease, as applicable, and (ii) all Designated Contracts assumed and assigned to Buyer or its designee pursuant to this Section 2.6(c) shall be Transferred Contracts, and all Designated Leases assumed and assigned to Buyer pursuant to this Section 2.6(c) shall be Assumed Leases.

(d)            Notwithstanding Section 2.6(c), during the Designation Rights Period, Buyer may deliver a written notice to Sellers of Buyer’s entry into an agreement with a Designation Counterparty to any Designated Contract or Designated Lease pursuant to which such Designation Counterparty consents to the assumption and assignment to Buyer or its designee of such Designated Contract or Designated Lease on the terms set forth in such agreement. The assumption and assignment of any Designated Contract or Designated Lease pursuant to this Section 2.6(d) shall be effective on the date set forth in the written notice provided to Sellers without further Order of the Bankruptcy Court. For the avoidance of doubt, all Designated Contracts assumed and assigned to Buyer pursuant to this Section 2.6(d) shall be Transferred Contracts, and all Designated Leases assumed and assigned to Buyer pursuant to this Section 2.6(d) shall be Assumed Leases

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(e)            Buyer shall be responsible for payment of any and all costs, expenses, fees, rents, maintenance charges and other Liabilities of Buyer, Sellers or any of their respective Affiliates (i) under the Designated Contracts and Designated Leases and/or (ii) as a result of, arising out of or in connection with the operation of any Store or Distribution Center governed by any such Designated Contracts or Designated Leases, in each case that are incurred and come due and payable during the period from and after Closing through the effective date of such Designated Contract’s or Designated Lease’s assumption and assignment to Buyer or rejection by any Seller in accordance with this Agreement (collectively, the “Designated Contracts and Leases Liabilities”). For the avoidance of doubt, Buyer shall pay all such Designated Contracts and Leases Liabilities on a current basis as and when they come due and payable; provided, however, that at the request of Seller, Buyer shall pre-pay to the applicable third-party any such Designated Contracts and Leases Liabilities.

(f)            Sellers shall take all actions reasonably required to assume and assign the Transferred Contracts and Assumed Leases to Buyer or its designee, including taking all actions reasonably necessary to facilitate any negotiations with the counterparties to such Contracts or Leases and, if necessary, to obtain an order of the Bankruptcy Court containing a finding that the proposed assumption and assignment of the Contracts or Leases to Buyer or its designee satisfies all applicable requirements of section 365 of the Bankruptcy Code.

(g)            Buyer shall take all actions reasonably required for Sellers to assume and assign the Transferred Contracts and Assumed Leases to Buyer, including taking all actions reasonably necessary to facilitate any negotiations with the counterparties to such Contracts or Leases and, if necessary, to obtain an order of the Bankruptcy Court containing a finding that the proposed assumption and assignment of the Contracts or Leases to Buyer satisfies all applicable requirements of section 365 of the Bankruptcy Code.

(h)            Buyer shall as promptly as reasonably practicable, but in any event upon assumption of any Transferred Contract or Assumed Lease hereunder, pay all Cure Costs (if any) in connection with any such assumption.

(i)            During the Designation Rights Period, Sellers shall not reject, terminate, amend, supplement, modify, waive any rights under, or create any adverse interest with respect to any Designated Contract or Designated Lease, or take any affirmative action not required thereby, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, unless Buyer has provided written notice to Sellers designating such Contract or Lease for rejection pursuant to Section 2.6(c).

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(j)            Notwithstanding the foregoing and anything herein to the contrary, and subject to Section 5.4, a Contract or Lease shall not be assigned to, or assumed by, Buyer or its designee hereunder to the extent that such Contract or Lease (i) is terminated by a Seller (subject to Section 5.2(b)(vi)) or the counterparty thereto, or terminates or expires by and in accordance with its terms, on or prior to the end of the Designation Rights Period and is not continued or otherwise extended upon assumption, or (ii) requires a consent or authorization from a Governmental Authority (other than, and in addition to, that of the Bankruptcy Court) in order to permit the sale or transfer to Buyer or its designee of the applicable Seller’s rights under such Contract or Lease, and such consent or authorization has not been obtained prior to the Closing or the end of the Designation Rights Period. In the event that any Transferred Contract or Assumed Lease is deemed not to be assigned pursuant to clause (ii) of this Section 2.6(j), the Closing shall nonetheless occur and the Designation Rights Period shall nonetheless end subject to the terms and conditions set forth herein and, thereafter, through the earlier of such time as such consent or authorization is obtained and six (6) months following the Closing (or the remaining term of such Contract or Lease or the closing of the Bankruptcy Cases, if shorter), Sellers and Buyer shall (A) use reasonable best efforts to secure such consent or authorization as promptly as practicable after the Closing, and (B) cooperate in good faith to allow Buyer or its designee to perform the services thereunder on Sellers’ behalf, in all cases, without infringing upon the legal rights of any third party, including by good faith cooperation with any lawful and commercially reasonable arrangement reasonably proposed by Buyer, including subcontracting, licensing or sublicensing to Buyer any or all of any Sellers’ rights and obligations with respect to any such Contract or Lease, under which (1) Buyer shall obtain (without infringing upon the legal rights of such third party or violating any Law) the economic rights and benefits (net of the amount of any related Tax costs imposed on Sellers or their respective Affiliates) under such Contract or Lease with respect to which the consent and/or authorization has not been obtained, and (2) Buyer shall assume any related burden (net of the amount of any related Tax benefit obtained by Sellers or their respective Affiliates) and obligation (including performance) with respect to such Contract or Lease. Upon satisfying all such requisite consent or authorization requirements applicable to such Contract or Lease after the Closing, such Contract or Lease shall promptly be transferred and assigned to Buyer in accordance with the terms of this Agreement.

(k)            During the Designation Rights Period, subject to the terms of such Designated Leases and providing adequate insurance naming Sellers as an additional insured, Sellers shall provide access during normal business hours to all properties governed by any Designated Leases to allow the Buyer and its Representatives to operate the Business during the period from and after Closing through, as applicable, (i) the effective date of the applicable Designated Lease’s assumption and assignment to Buyer or rejection by any Seller in accordance with this Agreement, or (ii) the end of the Designation Rights Period.

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Section 2.7             Allocation. Buyer and Sellers agree to allocate the Purchase Price and all other relevant items among the Acquired Assets in accordance with section 1060 of the IRC and the Treasury Regulations (the “Allocation Principles”). No later than thirty (30) days after the Closing Date, Buyer shall in good faith prepare and deliver to Sellers an allocation of the Purchase Price (and all other relevant items) as of the Closing Date among the Acquired Assets determined in a manner consistent with the Allocation Principles (the “Purchase Price Allocation”) for Sellers’ review and approval (such approval not to be unreasonably withheld, conditioned or delayed). Any reasonable comments provided by Sellers to the Buyer under this Section 2.7 shall be considered by the Buyer in good faith. The Purchase Price Allocation shall be conclusive and binding on the parties unless Sellers notify Buyer in writing that Sellers object to one or more items reflected in the Purchase Price Allocation, and specify the reasonable basis for such objection, within thirty (30) days after delivery to Sellers of the Purchase Price Allocation. In the case of such an objection, Sellers and Buyer shall negotiate in good faith to resolve any disputed items. Any resolution by Sellers and Buyer shall be conclusive and binding on the parties once set forth in writing (any such conclusive and binding Purchase Price Allocation, the “Final Purchase Price Allocation”). If Sellers and Buyer are unable to resolve all disputed items within twenty (20) days after the delivery of Sellers’ written objection to Buyer, each of Buyer and Sellers may separately determine the allocation of the Purchase Price, and there shall be no Final Purchase Price Allocation. Buyer and Sellers agree (and agree to cause their respective Subsidiaries and Affiliate) to prepare, execute, and file IRS Form 8594 and all Tax Returns on a basis consistent with the Allocation Principles, and if any, the Final Purchase Price Allocation. None of the Parties will take any position inconsistent with the Final Purchase Price Allocation, if any, on any Tax Return or in any audit or Tax proceeding, unless otherwise required by a final “determination” within the meaning of section 1313 of the IRC (or comparable provision of state, local or foreign Tax Law). Notwithstanding the foregoing, the Parties recognize that certain allocations may be necessary prior to the above time schedule, such as in the case of any Transfer Tax filings, and agree to reasonably cooperate in determining the appropriate allocation in a timely manner. Notwithstanding any other provision of this Agreement, the terms and provisions of this Section 2.7 shall survive the Closing without limitation.

Section 2.8             [Reserved].

Section 2.9             Withholding. Buyer and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement any amount that Buyer or such other withholding applicable agent, as the case may be, is required to deduct and withhold under any provision of Law; provided, however, that the Buyer shall use reasonable efforts to provide the applicable payee with (a) written notice upon the Buyer becoming aware that any deduction or withholding is required and (b) the opportunity to reduce or eliminate any such withholding obligation. All such withheld amounts shall be treated as delivered to the Sellers hereunder.

Article III
SELLERS’ REPRESENTATIONS AND WARRANTIES

Except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”), Sellers represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows:

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Section 3.1             Organization of Sellers; Good Standing. Each Seller is duly organized, validly existing and in good standing under the Laws of the state of its formation and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as currently and historically conducted, except where the failure to be so qualified would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.2             Authorization of Transaction. Subject to the Bankruptcy Court’s entry of the Sale Order, each Seller has full power and authority (including full corporate power and authority) to execute, deliver and perform this Agreement, the Related Agreements, and all other agreements contemplated hereby to which it is or will be a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement, the Related Agreements, and all other agreements contemplated hereby to which each Seller is or will be a party have been duly authorized by such Sellers. Upon due execution hereof by each Seller, this Agreement, the Related Agreements, and all other agreements contemplated hereby (assuming due authorization and delivery by Buyer) shall constitute, subject to the Bankruptcy Court’s entry of the Sale Order, the valid and legally binding obligation of such Sellers, enforceable against such Sellers in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity.

Section 3.3             Noncontravention; Government Filings. Neither the execution, delivery, or performance of this Agreement, the Related Agreements, and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Article II), will (a) conflict with or result in a breach of the organizational documents of any Seller, (b) subject to the entry of the Sale Order, violate any Law or Decree to which any Seller is subject, or (c) subject to the entry of the Sale Order, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material Contract or Lease to which any Seller is a party or to which any of the Acquired Assets is subject, except, in the case of clause (c), for such conflicts, violations, breaches, defaults, accelerations, rights or failures to give notice as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or (d) result in the creation of, or require the creation of, any Lien (other than Permitted Liens and Permitted Post-Closing Liens) upon any Acquired Assets. Other than as required by the Bankruptcy Code, the Bidding Procedures Order, or the Sale Order, no Sellers is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement or any Related Agreement, or any other agreements contemplated hereby, except where the failure to give notice, file or obtain such authorization, consent or approval would not, individually or in the aggregate, reasonably be expected to result in a material Liability to such Seller or prevent or materially impair or delay the Sellers’ ability to consummate the transactions contemplated hereby or perform their respective obligations hereunder on a timely basis.

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Section 3.4             Title to Assets. The Sellers have good and valid title to, or, in the case of leased or subleased Acquired Assets, valid and subsisting leasehold interests in, all Acquired Assets, free and clear of all Liens (other than Permitted Liens). Pursuant to the Sale Order, Sellers will convey such title to or rights to use, all of the tangible Acquired Assets, free and clear of all Liens (other than Permitted Liens and Permitted Post-Closing Liens).

Section 3.5             Transferred Contracts and Assumed Leases.

(a)            Schedule 2.6(a) sets forth, to the Knowledge of Seller, a complete list, as of the date hereof, of (i) all executory Contracts, and (ii) unexpired Leases to which any Seller is a party.

(b)            Other than as a result of (i) rejection by the Sellers in the Bankruptcy Cases, (ii) the automatic stay under the Bankruptcy Code or (iii) any consequence of any of the foregoing, and except as set forth in Section 3.5 of the Disclosure Schedule, (A) there does not exist under any Contract or Lease required to be set forth on Schedule 2.6(a) any material breach, material violation or material default on the part of a Seller or, to the Knowledge of Sellers, any other party to such Contract or Lease, (B) there does not exist any event, including the consummation of the transactions contemplated in this Agreement or any Related Agreement, that would (with or without notice, passage of time, or both) constitute a breach, violation or default thereunder on the part of a Seller, which breach, violation or default has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (C) to the Knowledge of Sellers, the Sellers have not received any notice of any default, notice of termination or intent to terminate, or notice regarding payment delinquency, and (D) to the Knowledge of Sellers, there has not been an event that with notice or lapse of time or both would constitute a default by Sellers under any Contract or Lease required to be set forth on Schedule 2.6(a), except for defaults that would not be reasonably likely to be material to the E-Commerce Business.

Section 3.6             Real Property. Section 3.6 of the Disclosure Schedule sets forth the location of each Distribution Center and corporate office, each of which is leased to Sellers by a third party. With respect to each Lease, (a) assuming due authorization and delivery by the other party thereto, such Lease constitutes the valid and legally binding obligation of the Sellers party thereto and, to Sellers’ Knowledge, the counterparty thereto, enforceable against such Sellers and, to Sellers’ Knowledge, the counterparty thereto in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity, and (b) neither such Sellers nor, to Sellers’ Knowledge, the counterparty thereto is in breach or default under such Lease, except (i) for those defaults that will be cured in accordance with the Sale Order or waived in accordance with section 365 of the Bankruptcy Code (or that need not be cured under the Bankruptcy Code to permit the assumption and assignment of the Leases) or (ii) to the extent such breach or default would not reasonably be expected to have a Material Adverse Effect. To Sellers’ Knowledge, no Person that is not a Seller has any right to possess, use or occupy the Lease premises. The leasehold interests of Sellers in the Assumed Leases is subject to no Liens other than Permitted Liens. To Sellers’ Knowledge, no Person that is not a Seller has any right to possess, use or occupy the Lease premises.

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Section 3.7             Litigation; Decrees. Except as set forth in Section 3.7 of the Disclosure Schedule, and other than the Bankruptcy Cases, as of the date hereof there is no Litigation pending that (a) would reasonably be expected to be material to the Acquired Assets taken as a whole or (b) challenges the validity or enforceability of this Agreement or the Related Agreements or that seeks to enjoin or prohibit consummation of the transactions contemplated hereby and thereby. Other than the Bankruptcy Case, no Seller is subject to any outstanding Decree that would (i) reasonably be expected to be material to the E-Commerce Business or the Acquired Assets or (ii) prevent or materially delay such Seller’s ability to consummate the transactions contemplated hereby or by the Related Agreements or perform in any material respect its obligations hereunder.

Section 3.8             Labor Relations.

(a)           Except as set forth in Section 3.8 of the Disclosure Schedule, no Seller is a party to or bound by any collective bargaining agreement.

(b)           Except as set forth in Section 3.8 of the Disclosure Schedule, there has been no “mass layoff” or “plant closing” as defined by WARN and similar state and local Law, or “mass termination” or similar event with respect to the Sellers within the last one-year period prior to Closing.

(c)           Each Seller (x) is in compliance in all material respects with all applicable Laws regarding labor, employment and employment practices, including all Laws relating to terms and conditions of employment, wages and hours, discrimination, immigration, workplace safety and health, “mass layoffs” and “plant closings” (as those terms are defined in the WARN Act and similar state and local Laws), classification of independent contractors, and workers’ compensation; (y) has no material grievance, arbitration proceeding, unfair labor practice charge or complaint, pending or, to the Knowledge of the Sellers, threatened against it that arises out of or under any Seller’s collective bargaining agreements or relates to any employee of the Sellers; and (z) is not currently experiencing, and has received no current threat of, any strike, slowdown, work stoppage, picketing or lockout related to any employee of Sellers, and no such event has occurring within the past two (2) years.

(d)           Section 3.8(d) of the Disclosure Schedule sets forth a true, correct and complete list, as of three (3) Business Days prior to the date of this Agreement, of all employees of the Sellers and identifies the job title, work location, date of hire, exempt or non-exempt status, employment status (whether active or on leave of absence), part-time or full-time, annual base salary or regular hourly wage rate, and bonus or commission entitlement for each such employee, as well as whether such employee is on leave and the date of such leave.

Section 3.9             Brokers’ Fees. Other than the fees and expenses payable to Sellers’ advisors in connection with the transactions contemplated hereby, which shall be borne by Sellers, no Seller has entered into any Contract to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which Buyer could become liable or be obligated to pay.

Section 3.10          Data Privacy. In connection with its collection, storage, transfer (including transfer across national borders) and/or use of any personally identifiable information from any individuals, including any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), to the Knowledge of Sellers, each Seller is and, during the last year, has been in compliance in all material respects with applicable Laws in relevant jurisdictions. Each Seller has commercially reasonable physical, technical, organizational and administrative security measures in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure in accordance with applicable Law. To the Knowledge of Sellers, each Seller is and, during the last year, has been in compliance in all material respects with all Laws relating to data loss, theft and breach of security notification obligations.

Section 3.11          Taxes.

(a)           Sellers have timely filed all material Tax Returns required to be filed by Sellers with respect to the Acquired Assets or the Business with the appropriate Governmental Authorities (taking into account any extension of time to file granted or to be obtained on behalf of Sellers);

(b)           All Taxes imposed on the Sellers or with respect to the Acquired Assets or the Business that are due and owing have been paid (other than any Taxes not due as of the date of the filing of the Bankruptcy Cases as to which subsequent payment was not required by reason of the Bankruptcy Cases or any such Taxes that are being contested in good faith and for which appropriate reserves have been made in accordance with GAAP);

(c)            There are no material pending (or threatened in writing) audits, examinations, investigations or other proceedings relating to a material amount of Taxes imposed on the Sellers or with respect to the Acquired Assets or the Business;

(d)           There are no Liens relating to Taxes (other than Permitted Liens) on any Acquired Assets;

(e)           Sellers have withheld all material Taxes with respect to the Acquired Assets or the Business required to be withheld and timely paid or remitted such Taxes to the appropriate Governmental Authority;

(f)            In the last three (3) years, no claim has been made in writing by an authority in a jurisdiction where a Seller does not currently file Tax Returns that such Seller may be subject to Tax by that jurisdiction with respect to the Acquired Assets or the Business; and

(g)           Sellers are not “foreign persons” within the meaning of section 1445(f)(3) of the IRC.

Section 3.12           Employee Benefits. Section 3.12 of the Disclosure Schedule lists all material “employee benefit plans,” as defined in section 3(3) of ERISA, including any multiemployer plans as defined in section 3(37) of ERISA, and all other material employee benefit plans or arrangements (other than governmental plans and statutorily required benefit arrangements), including bonus or incentive plans, deferred compensation arrangements, fringe benefits, retention arrangements, severance pay, sick leave, vacation pay, disability, medical insurance and life insurance maintained or contributed to by Sellers and their Subsidiaries with respect to Covered Employees (the “Company Benefit Plans”).

Section 3.13           Intellectual Property.

(a)            Except as set forth on Section 3.13(a)(i) of the Disclosure Schedule and except with respect to the Licensed Intellectual Property, Sellers own all right, title and interest in and to the Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). Except as set forth in Section 3.13(a)(ii) of the Disclosure Schedules or as otherwise contemplated by this Agreement, the Transferred Intellectual Property (and the other Acquired Assets) constitutes all product-related Intellectual Property (i.e., that is used for the branding of articles of clothing or accessories products or with respect to the design, features, functionality or material of such products).

(b)           Trademarks:

(i)            To the Knowledge of the Sellers, Section 3.13(b)(i) of the Disclosure Schedule contains a complete and accurate list of all registered and applied for Trademarks included in the Owned Intellectual Property, including for each the applicable trademark or service mark, trademark registration numbers and registration dates, as applicable.

(ii)           Except as set forth on Section 3.13(b)(ii) of the Disclosure Schedule and except with respect to any Trademark that is Licensed Intellectual Property, to the Knowledge of the Sellers, all of the registered Trademarks included in the Transferred Intellectual Property are subsisting and in full force and effect. To the Knowledge of the Sellers, each of the United States registered Trademarks owned by any Seller included in the Transferred Intellectual Property for which filings based on continuous use have been made by Sellers have been in continuous use in the United States or had been in continuous use in the United States at the time such filings were made. To the Knowledge of the Sellers, none of the material trademark registrations owned by any Seller included in the Transferred Intellectual Property is subject to any outstanding maintenance fees or renewal actions.

(iii)          Except as set forth on Section 3.13(b)(iii) of the Disclosure Schedule, to the Knowledge of Sellers, no registered Trademark owned by any Seller included in the Transferred Intellectual Property is the subject of any opposition, invalidation or cancellation proceeding, in each case which is pending and unresolved, and, to the Knowledge of Sellers, no such action is threatened in writing.

(c)           Copyrights:

(i)            Section 3.13(c)(i) of the Disclosure Schedule contains a complete and accurate list of all registered and applied for Copyrights included in the Owned Intellectual Property, including for each the applicable copyright, copyright registration numbers and registration dates, as applicable.

(ii)           Except as set forth on Section 3.13(c)(ii) of the Disclosure Schedule and except with respect to any Copyright that is Licensed Intellectual Property, to the Knowledge of the Sellers, all of the registered Copyrights included in the Transferred Intellectual Property are subsisting and in full force and effect. To the Knowledge of the Sellers, each of the United States registered Copyrights owned by any Seller included in the Transferred Intellectual Property for which filings based on continuous use have been made by Sellers have been in continuous use in the United States or had been in continuous use in the United States at the time such filings were made. To the Knowledge of the Sellers, none of the material copyright registrations owned by any Seller included in the Transferred Intellectual Property is subject to any outstanding maintenance fees or renewal actions.

(iii)          Except as set forth on Section 3.13(c)(iii) of the Disclosure Schedule, to the Knowledge of Sellers, no registered Copyright owned by any Seller included in the Transferred Intellectual Property is the subject of any opposition, invalidation or cancellation proceeding, in each case which is pending and unresolved, and, to the Knowledge of Sellers, no such action is threatened in writing.

(d)           Transferred Domain Names. To the Knowledge of the Sellers, Schedule 1.1(a) of the Disclosure Schedule contains a complete and accurate list of all Transferred Domain Names. No Transferred Domain Names have been, during the past twelve (12) months, or are now involved in any dispute, opposition, invalidation or cancellation proceeding and, to the Knowledge of Sellers, no such action is threatened with respect to any Transferred Domain Names.

(e)           Patents.

(i)            To the Knowledge of the Sellers, Section 3.13(e)(i) of the Disclosure Schedule contains a complete and accurate list of all registered and applied for Patents included in the Owned Intellectual Property, including for each the applicable patent, patent registration numbers and grant dates, as applicable.

(ii)           Except as set forth on Section 3.13(e)(ii) of the Disclosure Schedule and except with respect to any Patent that is Licensed Intellectual Property, to the Knowledge of the Sellers, all of the registered Patents included in the Transferred Intellectual Property are subsisting and in full force and effect. To the Knowledge of the Sellers, none of the material patent registrations owned by any Seller included in the Transferred Intellectual Property is subject to any outstanding maintenance fees or renewal actions.

(iii)          Except as set forth on Section 3.13(e)(iii) of the Disclosure Schedule, to the Knowledge of Sellers, no registered Patent owned by any Seller included in the Transferred Intellectual Property is the subject of any opposition, invalidation, cancellation, or inter-parties proceeding, in each case which is pending and unresolved, and, to the Knowledge of Sellers, no such action is threatened in writing.

(f)            Except as set forth on Section 3.13(f) of the Disclosure Schedule and except with respect to any Licensed Intellectual Property, to the Knowledge of Sellers, during the past twelve (12) months, there has not been and there is not now any unauthorized use, infringement or misappropriation by any third party of any of the Owned Intellectual Property.

(g)           During the past twelve (12) months, no Seller has brought any actions or lawsuits alleging: (i) infringement, misappropriation or other violation of any of the Transferred Intellectual Property; or (ii) breach of any agreement authorizing a Seller to use the Transferred Intellectual Property. Sellers have not entered into any Contract granting any third party the right to bring infringement actions with respect to any of the Transferred Intellectual Property that will survive the Closing.

(h)           To the Knowledge of Sellers, there is no pending claim or claim threatened in writing with respect to the Owned Intellectual Property: (i) contesting the right of any Seller to use, exercise, sell, license, transfer or dispose of any of the Transferred Intellectual Property or any Acquired Assets; or (ii) challenging the ownership, validity or enforceability of any of the Owned Intellectual Property. To the Knowledge of the Sellers, no Transferred Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer or conveyance thereof by Sellers.

(i)            Section 3.13(i) of the Disclosure Schedule contains a listing of all Intellectual Property Licenses. Schedule 3.13(i) also contains a listing of all Contracts to which Sellers are a party that relates to the settlement of any claims related to the Transferred Intellectual Property (including co-existence agreements). To the Knowledge of Sellers, except in connection with the Bankruptcy Cases, there is no pending dispute, including any claim or threatened claim or the existence of any facts, indicating that Sellers or any other party thereto is in breach of any terms or conditions of such Contracts. The Sellers have not received any written notices within the last twelve (12) months claiming that the use by the Sellers of any Licensed Intellectual Property infringes, misappropriates or otherwise violates any Intellectual Property of any third party

(j)            All material software owned, licensed, used, or otherwise held for use in the E-Commerce Business is in good working order and condition and is sufficient in all material respects for the purposes for which it is currently used in the E-Commerce Business, except in each case as would not reasonably be expected to be material to Sellers and their respective Subsidiaries taken as a whole. To the Knowledge of Sellers, Sellers have not experienced any material defects in design, workmanship or material in connection with the use of such software that have not been corrected. The computer software, computer hardware, firmware, networks, interfaces and related systems used in the E-Commerce Business (collectively, “Computer Systems”) are sufficient in all material respects for Sellers’ current needs in the operation of the E-Commerce Business as presently conducted, and, to the Knowledge of Sellers, in the past twelve (12) months, there have been no material failures, crashes, security breaches or other adverse events affecting the Computer Systems which have caused material disruption to the E-Commerce Business.

Section 3.14           Compliance with Laws; Permits.

(a)           Sellers are in compliance, in all material respects, with all Laws applicable to the E-Commerce Business. Except as related to or as a result of the filing or pendency of the Bankruptcy Cases, to the Knowledge of Sellers, since January 1, 2019, (i) none of the Sellers has received any written notice of, or been charged with, the material violation of any Laws, and (ii) no event has occurred or circumstance exists that (with or without notice, passage of time, or both) would constitute or result in a failure by any Seller or its Subsidiaries to comply, in any material respect, with any applicable Law that would have a Material Adverse Effect. Except as related to or as a result of the filing or pendency of the Bankruptcy Cases, no investigation, review or Litigation by any Governmental Authority in relation to any actual or alleged material violation of Law by any Seller or its Subsidiaries is pending or, to the Knowledge of the Sellers, threatened, nor has any Seller or any of its Subsidiaries received any written notice from any Governmental Authority indicating an intention to conduct the same.

(b)           To the Knowledge of Sellers, all Permits required for any Seller and its Subsidiaries to conduct the E-Commerce Business as currently conducted by Sellers have been obtained by any Seller and its Subsidiaries and are valid and in full force and effect. No event has occurred that, with or without notice, passage of time, or both, would reasonably be expected to result in the revocation, cancellation, modification, suspension, lapse, limitation, or non-renewal of any Permit that would have a Material Adverse Effect.

(c)           Each Seller, its Subsidiaries, their respective directors, officers, and employees, and to the Knowledge of Sellers, each Seller’s and its Subsidiaries’ agents and representatives are and have, since January 1, 2017 been in compliance with (i) U.S. and any applicable foreign economic sanctions Laws and regulations, including economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and (ii) all U.S. and applicable foreign Laws and regulations relating to import and export controls (collectively, “Trade Controls”). None of the Sellers, their Subsidiaries, their respective officers, directors, agents, employees, or any third party acting on their behalf (A) is or has been designated on any sanctions-related list of restricted or blocked persons, including OFAC’s list of “Specially Designated Nationals and Blocked Persons”, (B) is located in, organized under the Laws of, or resident in any country or territory that is itself the subject of any economic or financial sanctions by any Governmental Authority, or (C) owned or controlled by any Person or Persons described in clause (A) or (B). There have been no claims, complaints, charges, investigations, voluntary disclosures, or Litigations under Trade Controls involving any Seller or its Subsidiaries, and to the Knowledge of the Sellers, there are no pending or threatened claims or investigations involving suspect or confirmed violations thereof.

(d)           No Seller nor any of their respective Subsidiaries, nor any of their respective directors, officers, employees, or agents, nor any third parties acting on their behalf, is and since January 1, 2017 has been engaged, directly or indirectly, in any activity in violation of (i) the Foreign Corrupt Practices Act of 1977, as amended, (ii) any other applicable Law of a Governmental Authority of similar effect or that relates to bribery or corruption (collectively “Anti-Bribery Laws”), or (iii) any applicable money laundering Laws. Since January 1, 2017, each Seller and its Subsidiaries have conducted the Business in compliance with all applicable Anti-Bribery Laws and money laundering Laws and has instituted and maintains policies, controls and procedures and an internal accounting system reasonably designed to ensure, and which are reasonably expected by each Seller and its Subsidiaries to continue to ensure continued compliance therewith and that violations of applicable Anti-Bribery Laws and money laundering Laws will be prevented, detected and deterred. Since January 1, 2017, each Seller and its Subsidiaries have not been the subject of or involved in any Litigations or, to the Knowledge of the Sellers, threatened Litigations, relating to compliance with Anti-Bribery Laws or money laundering Laws, and there have been no allegations (internal or external) against any Seller or its Subsidiaries, including its directors, officers, employees, agents or third parties acting on any Seller’s or its Subsidiaries’ behalf regarding non-compliance with the foregoing.

Section 3.15           Related Party Transactions. Except as set forth on Schedule 3.15 of the Disclosure Schedule and other than the Company Benefit Plans, no officer, director or executive committee member of any Seller or any member of their immediate family or any Affiliate of the Sellers (a) is a party to any Contract or Lease required to be set forth on Schedule 2.6(a), or has any material business arrangement with, or has any material financial obligations to or is owed any financial obligations from, any Seller or, to the Knowledge of the Sellers, any actual competitor, vendor or licensor of any Seller (each such Contract, Lease or business arrangement, an “Affiliate Agreement”), (b) to the Knowledge of the Sellers, none of the foregoing Persons have any cause of action or other claim whatsoever against or related to the E-Commerce Business or the Acquired Assets, and (c) to the Knowledge of Sellers, no Seller has any direct or indirect business arrangement with or financial obligation to the foregoing Persons.

Article IV
BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

Section 4.1             Organization of Buyer; Good Standing. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of its formation or incorporation.

Section 4.2             Authorization of Transaction. Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement, the Related Agreements, and all other agreements contemplated hereby to which it is or will be a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement, the Related Agreements, and all other agreements contemplated hereby to which Buyer is or will be a party have been duly authorized by Buyer. Upon due execution hereof by Buyer, this Agreement, the Related Agreements, and all other agreements contemplated hereby (assuming due authorization and delivery by Sellers) shall constitute, subject to the Bankruptcy Court’s entry of the Sale Order, the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity.

Section 4.3             Noncontravention. Neither the execution, delivery, or performance of this Agreement, the Related Agreements, and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Article II), will (a) conflict with or result in a breach of the organizational documents of Buyer, (b) violate any Law or Decree to which Buyer is subject, or (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material Contract to which Buyer is a party, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches, defaults, accelerations, rights or failures to give notice as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay Buyer’s ability to consummate the transactions contemplated hereby.

Section 4.4             Litigation; Decrees. There is no Litigation pending or, to the Buyer’s knowledge, threatened in writing that challenges the validity or enforceability of this Agreement or seeks to enjoin or prohibit consummation of the transactions contemplated hereby. Neither Buyer nor any of its Subsidiaries is subject to any outstanding Decree that would prevent or materially impair or delay Buyer’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder on a timely basis.

Section 4.5             Brokers’ Fees. Buyer has not entered into any Contract to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Sellers or any of their Affiliates could become liable or obligated to pay.

Section 4.6             Sufficient Funds; Adequate Assurances. Upon the Closing, Buyer will have, immediately available funds sufficient for the satisfaction of all of Buyer’s obligations under this Agreement, including the payment of the Purchase Price and all fees, expenses of, and other amounts required to be paid by, Buyer in connection with the transactions contemplated hereby. As of the Closing, Buyer shall be capable of satisfying the conditions contained in sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to the Transferred Contracts and Assumed Leases and the related Assumed Liabilities.

Section 4.7             Acknowledgements; “As Is’ “Where Is” Transaction.

(a)           BUYER ACKNOWLEDGES THAT IT HAS RECEIVED FROM SELLERS CERTAIN PROJECTIONS, FORECASTS, AND PROSPECTIVE OR THIRD-PARTY INFORMATION RELATING TO SELLERS, THE BUSINESS, THE E-COMMERCE PLATFORM, THE ACQUIRED ASSETS, THE ASSUMED LIABILITIES, AND OTHER RELATED TOPICS. BUYER ACKNOWLEDGES THAT (I) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS AND IN SUCH INFORMATION; (II) BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES AND IS TAKING RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS, FORECASTS, AND INFORMATION SO FURNISHED; (III) NONE OF THE SELLERS NOR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH PROJECTIONS AND FORECASTS, AND (IV) NEITHER BUYER NOR ANY OTHER PERSON SHALL HAVE ANY CLAIM AGAINST ANY SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS, MEMBERS, MANAGERS, PARTNERS, AFFILIATES, AGENTS, OR OTHER REPRESENTATIVES WITH RESPECT THERETO.

(b)           BUYER FURTHER ACKNOWLEDGES AND AGREES ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE REPRESENTATIVES, EQUITY HOLDERS, EMPLOYEES, PERMITTED SUCCESSORS AND ASSIGNS (COLLECTIVELY, “BUYER PARTY MEMBERS”), THAT THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS TO BUYER IN ARTICLE III (AS QUALIFIED BY THE DISCLOSURE SCHEDULE (THE “EXPRESS REPRESENTATIONS”) ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS, WARRANTIES AND STATEMENTS OF ANY KIND MADE TO BUYER OR ANY BUYER PARTY MEMBER ON WHICH BUYER OR ANY BUYER PARTY MAY RELY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED, WHETHER IN WRITTEN, ELECTRONIC OR ORAL FORM, ARE EXPRESSLY DISCLAIMED, INCLUDING WITH RESPECT TO (I) THE COMPLETENESS OR ACCURACY OF, OR ANY OMISSION TO STATE OR TO DISCLOSE, ANY INFORMATION, INCLUDING IN ANY MEETINGS, CALLS OR CORRESPONDENCE WITH MANAGEMENT OF THE SELLERS OR ANY OTHER PERSON ON BEHALF OF THE SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (II), ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE ACQUIRED ASSETS, AND (III) WITH RESPECT TO THE HISTORICAL, CURRENT OR FUTURE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS, LIABILITIES, PROPERTIES, CONTRACTS, AND PROSPECTS OF THE SELLERS, THEIR SUBSIDIARIES, THE E-COMMERCE PLATFORM OR THE BUSINESS, OR THE QUALITY, QUANTITY OR CONDITION OF THE ACQUIRED ASSETS, THE PHYSICAL CONDITION OF ANY PERSONAL OR REAL PROPERTY COMPRISING A PART OF THE ACQUIRED ASSETS OR WHICH IS THE SUBJECT OF ANY LEASE OR CONTRACT TO BE ASSIGNED TO BUYER AT THE CLOSING, THE ENVIRONMENTAL CONDITION OR ANY OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF ANY REAL PROPERTY OR IMPROVEMENTS, THE ZONING OF ANY SUCH REAL PROPERTY OR IMPROVEMENTS, THE VALUE OF THE ACQUIRED ASSETS (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF THE ACQUIRED ASSETS, THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES, THE TITLE OF THE ACQUIRED ASSETS (OR ANY PORTION THEREOF), THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE ACQUIRED ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE ACQUIRED ASSETS OR ANY PORTION THEREOF.

(c)            BUYER FURTHER ACKNOWLEDGES ON BEHALF OF THE BUYER PARTY MEMBERS AND NOTWITHSTANDING THE EXPRESS REPRESENTATIONS, THE BUYER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE ACQUIRED ASSETS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE ACQUIRED ASSETS AS BUYER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION, BUYER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, UPON THE CLOSING DATE, BUYER WILL ACCEPT THE ACQUIRED ASSETS AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS.”

Article V
PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (except as otherwise expressly stated to apply to a different period):

Section 5.1             Efforts; Cooperation. From and after the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, except as otherwise specifically provided in Section 5.5. Without limiting the generality of the foregoing, (a) each Seller shall use its commercially reasonable efforts to cause the conditions set forth in Section 7.1 that are within its control or influence to be satisfied or fulfilled, and (b) Buyer shall use its commercially reasonable efforts to cause the conditions set forth in Section 7.2 that are within its control or influence to be satisfied or fulfilled.

Section 5.2             Conduct of the Business Pending the Closing.

(a)            From and after the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, but subject to Section 5.2(c), Sellers shall, except with the consent of Buyer or as otherwise required or restricted by Law, pursuant to the Bankruptcy Code or an order of the Bankruptcy Court, (x) operate the Business in the Ordinary Course of Business and (y) without limiting the generality of the foregoing:

(i)            use commercially reasonable efforts to keep available the services of its officers and Covered Employees;

(ii)           except as related to or the result of the filing or pendency of the Bankruptcy Cases, use commercially reasonable efforts to maintain reasonably satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, consultants, vendors and other Persons having business relationships with the Business (other than payment of pre-petition claims);

(iii)          operate the Business and Acquired Assets, in all material respects, in compliance with all Laws applicable to the Business and Sellers. For avoidance of doubt, except as otherwise set forth in Section 2.3(c), all inventory and Merchandise designated for sale on the E-Commerce Platform shall not be offered for sale in any Store, and any inventory and Merchandise designated for sale in a Store shall not be offered for sale on the E-Commerce Platform;

(iv)          place orders for Merchandise in a commercially reasonable manner that is consistent with the Buying Plan;

(v)           without any obligation to purchase in any quantity of Merchandise for the E-Commerce Business that is not consistent with the Buying Plan, use commercially reasonable efforts to receive Merchandise ordered in accordance with purchase orders;

(vi)          upon the written request and at the sole cost and expense of Buyer, arrange for aircraft shipment of any Merchandise agreed to by Sellers in its reasonable discretion that is subject to an E-Commerce Order (“Aircraft Shipping Charges”); provided, however,, that Buyer shall reimburse (or at the request of Sellers directly pay) all costs and expenses associated with such aircraft shipment, including without limitation, all airplane, fuel and freight costs and associated permits, tariffs and taxes. Buyer acknowledges and agrees that any amounts paid in connection with this Section 5.2(a)(vi) shall be in addition to the Purchase Price; and

(vii)         use commercially reasonable efforts to identify and remove all Allegedly Infringing Merchandise and Violative Merchandise from the Stores, the Distribution Center and E-Commerce Business.

(b)           Except (i) in the Ordinary Course of Business, (ii) as required by applicable Law or by order of the Bankruptcy Court, (iii) as otherwise expressly required by this Agreement, (iv) in accordance with the Buying Plan, or (v) with the prior written consent of Buyer, Sellers shall not:

(i)            subject any of the Acquired Assets to any Lien, except for permitted post-petition liens and any Lien secured and granted pursuant to any debtor in possession financing order;

(ii)           terminate, permit to expire, amend or fail to renew, obtain or preserve any Permit material to the operation of the E-Commerce Business and the Acquired Assets as a whole;

(iii)          make any loans or advances outside of the Ordinary Course of Business;

(iv)          enter into any Contract or Lease, including purchase orders, other than Contracts (but not Leases) with a value that do not exceed $250,000 individually or $500,000 in the aggregate;

(v)           incur, create, assume, guarantee or become liable for any indebtedness for borrowed money;

(vi)          modify, amend, supplement, transfer, or terminate any Contract or Lease, other than Contracts (but not Leases) which are not material to the E-Commerce Business or the Acquired Assets;

(vii)         fail to maintain in full force and effect any filings necessary to maintain the material Owned Intellectual Property;

(viii)        write up, write down or write off the book value of any assets other than in the Ordinary Course of Business;

(ix)           reject any Contracts or Leases other than as set forth on Section 5.2(b)(ix) of the Disclosure Schedule;

(x)            make any new commitment with respect to material capital expenditures;

(xi)           (a) increase the rate or terms of compensation payable or to become payable to any of the officers or employees of the Sellers or (b) increase the rate or terms of any (including entering or adopting any new) bonus, pension or other employee benefit plan covering any of the officers or employees of Sellers;

(xii)          waive any of the rights of the Sellers under any confidentiality or non-compete provisions of any Contract;

(xiii)        seek to accelerate the receipt of any royalty payments or licensing or other receivables generated by the Sellers, by way of discount or otherwise;

(xiv)        other than acquisitions and dispositions of Merchandise in the Ordinary Course of Business, acquire, dispose of or transfer any material asset, property or intellectual property right;

(xv)         pay, settle or compromise any material Litigation or threatened Litigation involving the Sellers, or commence any Litigation;

(xvi)        change accounting policies or procedures, except as required by a change in GAAP;

(xvii)       invalidate or cause the cancellation of any current insurance coverage (without replacement thereof) or fail to maintain current insurance coverage or suitable renewals thereof providing coverage substantially the same as any expiring policy;

(xviii)      fail to file any Tax Return when due with respect to the Acquired Assets or the Business; or

(xix)         agree, whether in writing or otherwise, to do anything prohibited by this Section 5.2.

(c)           Store Closings. Notwithstanding anything contained herein, the Company, in its sole discretion, may determine to close and wind down one or more of the Stores (each a “Closed Store”), and conduct “store closing sales” or other similarly themed sales (the “GOB Sales”) for any such Closed Store through September 30, 2020; provided, however, that if a Store is unable to conduct a GOB Sale as a result of an involuntary closure due to COVID-19 (each an “Impacted Store”), such date shall be extended for such Impacted Store (or any other Store(s) that Sellers designate to conduct such sales on behalf of such Impacted Store) by one day for each day that the Impacted Store is unable to conduct a GOB Sale as a result of COVID-19; provided, further, that (i) the aggregate number of days that such other Store(s) may be extended shall not exceed the number of days that the Impacted Store has been closed, and (ii) any such extensions shall terminate by no later than November 30, 2020. In connection with the wind-down, including, but not limited to the GOB Sales, Buyer hereby grants to Sellers and its Affiliates, effective upon the Closing, a royalty free license for the continued use of the Intellectual Property of Sellers acquired by Buyer under this Agreement.

Section 5.3             Bankruptcy Court Matters.

(a)            Sellers shall seek entry of the Sale Order, the Bidding Procedures Order, and any other necessary orders by the Bankruptcy Court to consummate the Closing as soon as reasonably practicable following the execution of this Agreement. Buyer and Sellers understand and agree that the transaction is subject to approval by the Bankruptcy Court. Buyer agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining entry of the Sale Order and Bidding Procedures Order, including a finding of adequate assurance of future performance by Buyer, including by furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Buyer under this Agreement and demonstrating that Buyer is a “good faith” purchaser under section 363(m) of the Bankruptcy Code. In the event the entry of the Sale Order or the Bidding Procedures Order shall be appealed, Sellers shall use commercially reasonable efforts to defend such appeal.

(b)           Sellers shall file such motions or pleadings as may be appropriate or necessary to: (A) assume and assign the Transferred Contracts and Assumed Leases and (B) subject to the consent of the Buyer, determine the amount of the Cure Costs; provided that nothing herein shall preclude Sellers from filing such motions to reject any Contracts or Leases that are not listed on Schedule 2.6(b) or that have been designated for rejection by Buyer.

(c)            Sellers shall promptly serve true and correct copies of all applicable pleadings and notices in accordance with the Bidding Procedures Order, the Bankruptcy Code, the Bankruptcy Rules and any other applicable order of the Bankruptcy Court.

Section 5.4             Notices and Consents.

(a)            Sellers will give, or will cause to be given, any notices to third parties, and each of the Parties will use its commercially reasonable efforts to obtain any third party consents or sublicenses, in connection with the matters referred to in Section 5.4(a) of the Disclosure Schedule or as are otherwise necessary and appropriate to consummate the transactions contemplated hereby, including the assignment to, and assumption by, Buyer or its designee of the Transferred Contracts and the Assumed Leases; provided, however, that (i) neither Sellers nor any Subsidiary of Sellers shall be required to pay any consideration therefor or incur any expenses in connection therewith, (ii) Sellers shall not be obligated to initiate any Litigation or legal proceedings to obtain such consent or approval, and (iii) Buyer shall pay any reasonable out-of-pocket costs as a result of amendments or modifications to any Transferred Contract or Assumed Lease, in either case as is necessary to obtain such consent or sublicense, and if Buyer refuses to pay such costs, such Contract or Lease shall be excluded from the transactions hereunder and there shall be no adjustment to the Purchase Price on account of such exclusion.

(b)           Without limiting the applicability of Section 5.4(a), each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of Governmental Authorities necessary and appropriate to consummate the transactions contemplated hereby.

Section 5.5             Notice of Developments. Sellers and Buyer will give prompt written notice to the other Parties of (a) the existence of any fact or circumstance, or the occurrence of any event, of which it has knowledge that would reasonably be likely to cause a condition to a Party’s obligations to consummate the transactions contemplated hereby set forth in Article VII not to be satisfied as of any date, or (b) the receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any such notice pursuant to this Section 5.5 shall not be deemed to amend or supplement this Agreement and the failure to deliver any such notice shall not constitute a waiver of any right or condition to the consummation of the transactions contemplated hereby by any Party.

Section 5.6             Access. Upon the reasonable written request of Buyer, Sellers will permit Buyer and its Representatives to have reasonable access in a manner so as not to interfere unreasonably with the normal business operations of Sellers to all premises, properties, information, books and records, Contracts and Leases of the Sellers to the extent reasonably necessary in connection with the consummation of the transactions contemplated hereby; provided, however, that, for avoidance of doubt, the foregoing shall not require any Person to waive, or take any action with the effect of waiving, its attorney-client privilege with respect thereto or that could reasonably be expected to result in violation of applicable Law. Buyer shall upon reasonable notice to Sellers be permitted to contact vendors, landlords, suppliers, licensors and licensees. Sellers shall be entitled to be present at any such meetings or during any such communications.

Section 5.7             Bulk Transfer Laws. Buyer acknowledges that Sellers will not comply with the provisions of any bulk transfer Laws or similar Laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and hereby waives all claims related to the non-compliance therewith.

Section 5.8             Confidentiality.

(a)           The Confidentiality Agreement shall automatically terminate in connection with the Closing without further action by either Party thereto.

(b)           Following the Closing, each Seller shall, and shall cause his, her or its respective Representatives and Affiliates (each of the foregoing, collectively, “Seller Related Parties”) to, (i) maintain the confidentiality of, (ii) not use, and (iii) not divulge to any Person, any confidential, non-public or proprietary information included in the Acquired Assets (“Confidential Information”), except with the prior written consent of Buyer, or as may be required by applicable Law; provided that such Seller and its Seller Related Parties shall not be subject to such obligation of confidentiality for Confidential Information that is or becomes generally available to the public without breach of this Agreement by such Seller or its Seller Related Parties. If Seller or any Seller Related Party shall be required by applicable Law to divulge any Confidential Information, such Seller or its Seller Related Party shall provide Buyer with prompt written notice of each such request so that Buyer may, at Buyer’s sole expense, seek an appropriate protective order or other appropriate remedy, and such Seller or Seller Related Party shall reasonably cooperate with Buyer to obtain a protective order or other remedy; provided that, in the event that a protective order or other remedy is not obtained, such Seller or Seller Related Party shall furnish only that portion of such Confidential Information which, in the opinion of its counsel, such Seller or Seller Related Party is legally compelled to disclose and shall exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any such Confidential Information so disclosed.

Section 5.9             Standby Letters of Credit. At or prior to Closing, Buyer shall replace each Standby Letter of Credit set forth on Schedule 5.9 by either (i) causing the termination, expiration or cancellation and return of all outstanding Standby Letters of Credit, and/or (ii) with respect to each such Standby Letter of Credit, the furnishing to such issuing bank a cash deposit, or at the discretion of such issuing bank, a backup standby letter of credit satisfactory to the issuing bank, in an amount equal to 105% of the principal amount of the applicable Standby Letter(s) of Credit. Buyer acknowledges and agrees that it shall be solely responsible for ensuring that any credit support provided pursuant to this Section 5.9 satisfies all of the credit support provisions of the applicable Transferred Contract or Assumed Lease to which it relates. Sellers will cooperate with Buyer in connection with the performance of Buyer’s obligations under this Section 5.9.

Section 5.10           Store Acquisitions. Buyer has designated the Assumed Leases which it desires be assigned to its designated affiliates pursuant to the Designation Rights. Except as may be otherwise waived by Buyer, the assignment and assumption of the Designated Leases shall be contingent on (i) no objection from the landlord to said Designated Lease, (ii) amendment of any Designated Lease as reasonably required by Buyer, and (iii) payment by Buyer of all Cure Amounts associated with such Designated Lease (or such amount agreed to between the applicable landlord and Buyer).

Section 5.11           Return Policy. On or before August 8, 2020, Sellers shall amend the return policy for its E-Commerce Business such that any Merchandise purchased on or after August 8, 2020 shall be subject to a fifteen (15) day return policy. Buyer may direct Sellers to designate any or all sales on the E-Commerce Platform at promotional discounts outside the ordinary course as “Final Sale” with no right of return.

Article VI
OTHER COVENANTS

The Parties agree as follows with respect to the period from and after the Closing:

Section 6.1             Further Assurances.

(a)           If, following the Closing, Buyer or any Seller becomes aware that Buyer or any of its Affiliates is in possession of any asset or right that is an Excluded Asset, such Party shall promptly inform the other Party of that fact. Thereafter, at the request of any Seller, Buyer shall execute, or cause the relevant Affiliate(s) of Buyer to execute, such documents as may be reasonably necessary to cause the transfer of, and Buyer shall thereafter transfer, any such asset or right to Sellers or such other entities nominated by such Sellers for no consideration and such Sellers shall do all such things as are reasonably necessary to facilitate such transfer. If, following the Closing, Buyer receives any payments in respect of an Excluded Asset, Buyer shall promptly remit such payments to the applicable Sellers or other entity nominated by such Sellers.

(b)           If, following Closing, Buyer or any Seller becomes aware that a Seller or any of its Affiliates is in possession of any asset or right that is an Acquired Asset, such Party shall promptly inform the other Party of that fact. Thereafter, at the request of Buyer, the applicable Sellers shall execute or cause the relevant Affiliate(s) of such Sellers to execute such documents as may be reasonably necessary to cause the transfer of and such Sellers shall thereafter transfer any such asset or right to Buyer or any other entities nominated by Buyer for no consideration and Buyer shall do all such things as are reasonably necessary to facilitate such transfer. If, following the Closing, a Sellers or its Affiliates receive any payments in respect of the Acquired Assets, such Sellers shall promptly remit such payments to Buyer or other entity nominated by Buyer.

(c)           From and after the Closing, Sellers hereby authorize and empower Buyer and its Affiliates to receive and open all mail and other communications (including electronic communications) received by Buyer or its Affiliates relating to the E-Commerce Business or the Acquired Assets and to deal with the contents of such communications. From and after the Closing, Sellers shall promptly deliver or cause to be delivered to Buyer any mail or other communication (including electronic communications) received by Sellers or any of their respective Affiliates after the Closing Date pertaining to the E-Commerce Business or the Acquired Assets, and if Sellers or any of their respective Affiliates receive from any Person after the Closing Date any telephone calls with respect to the E-Commerce Business or the Acquired Assets at any telephone number not transferred to Buyer, Sellers shall inform such Person that the telephone number for the E-Commerce Business has changed and provide such Person with, and forward such call to, such telephone number for the E-Commerce Business as is supplied by Buyer.

Section 6.2             Access; Enforcement; Record Retention. From and after the Closing, upon request by any Party (the “Requesting Party”), the other Parties will, and will cause its employees to, permit such Requesting Party and its Representatives to have reasonable access during normal business hours, and in a manner so as not to interfere unreasonably with the normal business operations of such Party, to all premises, properties, personnel, books and records, and Contracts or Leases of such Party for the purposes of (a) monitoring or enforcing rights or obligations under this Agreement or any of the Related Agreements, (b) complying with the requirements of any Governmental Authority, and (c) otherwise providing such reasonable assistance and cooperation as may be requested by Buyer from time to time prior to the Closing Date to reasonably facilitate the transition of the E-Commerce Business; provided, however, that, for avoidance of doubt, the foregoing shall not require a Party to take any such action if (i) such action would reasonably be expected to result in a waiver or breach of any attorney/client privilege, (ii) such action would reasonably be expected to result in violation of applicable Law, or (iii) providing such access or information would be reasonably expected to be materially disruptive to its normal business operations. Without limiting the generality of the foregoing, from and after the Closing, Buyer will provide Sellers (at no added cost or expense to Buyer) with reasonable assistance, support and cooperation with Sellers’ wind-down and related activities (e.g., helping to locate documents or information related to prosecution or processing of insurance/benefit claims); provided that such assistance, support and cooperation does not interfere unreasonably with the normal business operations of Buyer. Buyer agrees to maintain the files or records which are contemplated by the first sentence of this Section 6.2 in a manner consistent in all material respects with its document retention and destruction policies, as in effect from time to time, for six (6) years following the Closing.

Section 6.3             Covered Employees. Buyer may negotiate and extend offers of employment to some or all of Covered Employees whom it desires to hire in its sole discretion, which offers shall be on terms and conditions which Buyer shall determine in its sole discretion. Buyer shall notify Sellers, in writing, as to which Covered Employees it desires to hire by no later than September 15, 2020. Without limiting the generality of this 6.3 or Section 6.4 below, no provision of this Agreement shall create any third party beneficiary rights in any current or former employee or service provider of any Sellers, including any Covered Employee or employee who accepts an offer of employment by Buyer (each a “Transferred Employee”) (including any beneficiary or dependent thereof) in respect of continued employment by the Sellers or its Affiliates or Buyer or its Affiliates or otherwise. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Buyer or any of its Affiliates to terminate any Transferred Employee for any reason, (ii) require Buyer or any of its Affiliates to continue any Company Benefit Plans, employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Closing, or (iii) constitute an amendment to any Company Benefit Plan, employee benefit plans or arrangements.

Section 6.4             Cooperation; Pre-Closing Obligations.

(a)           After the Closing Date, Buyer shall, and shall cause its Affiliates to, cooperate with Sellers to provide such current information regarding the Transferred Employees on an ongoing basis as may be necessary to facilitate determinations of eligibility for, and payments of benefits to, the Transferred Employees under any applicable employee benefit that continues to be maintained by Sellers or its Affiliates. Without limiting the terms of Section 6.2, Buyer shall, and shall cause its Affiliates to, permit Transferred Employees to provide such assistance to Sellers as may be required in respect of claims against Sellers or its Affiliates, whether asserted or threatened, to the extent that, in Sellers’ opinion, (i) a Transferred Employee has knowledge of relevant facts or issues or (ii) a Transferred Employee’s assistance is reasonably necessary in respect of any such claim.

(b)           Except for any Assumed Liabilities, Sellers will have the sole and absolute responsibility for any financial or other commitments to their employees for the period prior to Closing, including any and all claims or obligations for severance pay and any and all claims and obligations arising under any collective bargaining agreement, employee benefit plan (including, any withdrawal Liability) or any local, state or federal law, rule or regulation (including, the WARN Act). Nothing contained herein shall be deemed an admission that Sellers have any financial obligation to employees or that obligations, if any, are entitled to a particular treatment or priority under the Bankruptcy Code. Sellers’ failure to pay an obligation, if any, under this Section 6.4 shall not be a default or breach under this Agreement unless such failure causes a Material Adverse Effect.

Section 6.5            Certain Tax Matters.

(a)           Transfer Taxes. Buyer shall be responsible for and shall pay all stamp, documentary, filing, recording, registration, sales, use, transfer, added-value or other non-income Tax, fee or governmental charge (a “Transfer Tax”) imposed under applicable Law in connection with the transactions contemplated hereby. The Party that is required by applicable Law to file any Tax Returns in connection with Transfer Taxes described in the immediately preceding sentence shall prepare and timely file such Tax Returns. Accordingly, if Seller is required by Law to pay any such Transfer Taxes, Buyer shall promptly reimburse Seller for the amount of such Transfer Taxes required to be borne by Sellers (including the cost associated with preparing and filing any such Tax Returns). The Parties hereto shall cooperate to permit the filing Party to prepare and timely file any such Tax Returns.

(b)           Tax Returns. Except as provided with respect to Transfer Taxes in Section 6.5(a), from and after the Closing, the applicable Seller, at its sole cost and expense, shall file (or cause to be filed) all Tax Returns with respect to any Retained Tax, and Buyer, at its sole cost and expense, shall file (or caused to be filed) all Tax Returns with respect to any Assumed Tax.

(c)           Tax Refunds. All refunds for Taxes for any Retained Tax shall be for the sole benefit of Sellers and to the extent that Buyer (or any Affiliate thereof) receives a refund of any Retained Tax, Buyer shall promptly pay such refund (without interest, other than interest received from the applicable Governmental Authority, and net of any Taxes or other reasonable third-party out-of-pocket expenses incurred by Buyer in connection with the receipt of such refund) to Sellers. All refunds for Taxes relating to the Assumed Taxes shall be for the sole benefit of Buyer and to the extent that any Seller or any of their Affiliates receives a refund for a Tax that is for the benefit of Buyer, Sellers shall promptly pay such refund (without interest, other than interest received from the applicable Governmental Authority, and net of any Taxes or other reasonable third party out-of-pocket expenses incurred by Seller in connection with the receipt of such refund) to Buyer.

(d)           Cooperation. Buyer and Sellers shall reasonably cooperate (i) in the preparation and timely filing of any Tax Return relating to the Business, the Acquired Assets, or the Assumed Liabilities; (ii) in any audit or other proceeding with respect to Taxes or Tax Returns relating to the Business, the Acquired Assets, or the Assumed Liabilities; (iii) make available any information, records, or other documents relating to any Taxes or Tax Returns relating to the Business, the Acquired Assets, or the Assumed Liabilities; and (iv) provide certificates or forms, and timely execute any Tax Return, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax.

(e)           Tax Proceedings. Sellers, at their sole cost and expense, shall control any audits or other proceedings relating to Retained Taxes. Buyer, at its sole cost and expense, shall control any audits or other proceedings relating to Assumed Taxes.

Section 6.6             Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the existence or subject matter of this Agreement without the prior written approval of the other Parties, unless a press release or public announcement is required by applicable Law or a Decree of the Bankruptcy Court. If any such announcement or other disclosure is required by applicable Law or a Decree of the Bankruptcy Court, the disclosing Party shall give the nondisclosing Parties prior notice of, and an opportunity to comment on, the proposed disclosure. The Parties acknowledge that Sellers shall file this Agreement with the Bankruptcy Court in connection with obtaining the Sale Order.

Section 6.7             Personally Identifiable Information.

(a)            Buyer acknowledges that the Acquired Assets include “personally identifiable information” within the meaning of section 363(b) of the Bankruptcy Code, along with associated information about Sellers’ customers.

(b)           Buyer shall: (i) employ appropriate security controls and procedures (technical, operational, and managerial) to protect the Customer Information; (ii) abide by all applicable laws and regulations with respect to the Customer Information; and (iii) take any such actions as may be agreed between Sellers and Buyer.

(c)            Buyer shall honor all prior requests by any individual who has opted out of receiving marketing messages from Sellers.

(d)           Buyer may use the Customer Information solely for the purpose of continuing Sellers’ E-Commerce Business operations and continuing to provide similar goods and services to individuals.

Section 6.8             No Successor Liability. The Parties intend, and the Sale Order shall provide, that upon the Closing the Buyer and their respective Affiliates shall not and shall not be deemed to: (a) be a successor (or other such similarly situated party), or otherwise be deemed a successor, to Sellers, including, a “successor employer” for the purposes of the IRC, the Employee Retirement Income Security Act of 1974, or other applicable Laws; (b) have any responsibility or Liability for any obligations of Sellers, or any affiliate of Sellers based on any theory of successor or similar theories of Liability; (c) have, de facto or otherwise, merged with or into any of Sellers; (d) be an alter ego or a mere continuation or substantial continuation of any of Sellers (and there is no continuity of enterprise between the Buyer and any Sellers), including, within the meaning of any foreign, federal, state or local revenue, pension, ERISA, tax, labor, employment, environmental, or other Law, rule or regulation (including filing requirements under any such Laws, rules or regulations), or under any products liability Law or doctrine with respect to Sellers’ Liability under such Law, rule or regulation or doctrine; or (e) be holding itself out to the public as a continuation of any of Sellers or their respective estates.

Section 6.9             Transition Services. Promptly following the date hereof, but with the final terms to be agreed on in any event no later than September 15, 2020, the Parties agree to negotiate in good faith the terms of, and enter into effective as of the Closing, a transition services agreement (the “TSA”).

Section 6.10           Confirmation Order. Sellers shall not propose, file, support, pursue or seek entry of, or aid in another party proposing, filing, supporting, pursuing or seeking entry of, an order confirming a chapter 11 plan that adversely impacts Buyer’s rights hereunder without Buyer’s prior written consent. For the avoidance of doubt, notwithstanding any other provision of this Agreement, this Section 6.10 shall survive the Closing.

Section 6.11           Limited License Agreement. For no additional consideration, Buyer hereby irrevocably grants to Sellers access to, and an irrevocable, royalty free license to use the computer hardware, software and infrastructure associated with the E-Commerce Business and necessary Business Records to complete the GOB Sales (which GOB Sales are subject to Section 5.2(c)) and the Sellers’ plan of reorganization, provided that Sellers shall be liable for any incremental costs to Buyer as a result of Sellers’ use of such hardware, software or infrastructure, as determined by Buyer and Sellers in good faith.

Article VII
CONDITIONS TO OBLIGATION TO CLOSE

Section 7.1             Conditions to Buyer’s Obligations. Buyer’s obligation to consummate the purchase of the Acquired Assets and the assumption of the Assumed Liabilities is subject to satisfaction or waiver by Buyer of the following conditions:

(a)            (i) The representations and warranties of Sellers set forth in Section 3.1, Section 3.2, Section 3.4, Section 3.9, (the “Seller Fundamental Representations”) shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made at and as of the Closing Date, except to the extent any such Seller Fundamental Representations expressly relate to an earlier time (in which case such Seller Fundamental Representations shall be true and correct in all respects at and as of such earlier time), and (ii) all representations and warranties of the Sellers in this Agreement (other than the Seller Fundamental Representations) shall be true and correct, without regard to any qualifications as to “material”, “materiality”, or “Material Adverse Effect” (or any correlative terms), as of the date hereof and as of the Closing Date, as though made at and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier time (in which case such representations and warranties shall be true and correct at and as of such earlier time), except where the failure of such representations and warranties to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)           Sellers shall have performed and complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by Sellers at or prior to the Closing;

(c)           Buyer shall have received a certificate, dated as of the Closing Date and executed by an executive officer authorized to sign on behalf of the Sellers, stating that the conditions specified in Section 7.1(a), and Section 7.1(b) have been satisfied;

(d)           The Bankruptcy Court shall have entered the Sale Order and no order staying, reversing, modifying or amending the Sale Order shall be in effect on the Closing Date;

(e)            No material Decree shall be in effect that prohibits consummation of the transactions contemplated by this Agreement;

(f)            Each delivery contemplated by Section 2.5(b) to be delivered to Buyer shall have been delivered; and

(g)           The Bankruptcy Court shall have entered the Bidding Procedures Order, and no order staying, reversing, modifying or amending the Bidding Procedures Order shall be in effect on the Closing Date.

Section 7.2             Conditions to Sellers’ Obligations. Sellers’ obligations to consummate the sale of the Acquired Assets and the transfer of the Assumed Liabilities are subject to satisfaction or waiver by the Sellers of the following conditions:

(a)            The representations and warranties of Buyer made in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier time (in which case such representations and warranties shall be true and correct at and as of such earlier time), in each case except for such failure to be so true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement;

(b)           Buyer shall have performed and complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the Closing;

(c)           Sellers shall have received a certificate, dated as of the Closing Date and executed by an executive officer authorized to sign on behalf of Buyer, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied;

(d)           The Bankruptcy Court shall have entered the Sale Order, and no Order staying, reversing, modifying, or amending the Sale Order shall be in effect on the Closing Date;

(e)           No material Decree shall be in effect that prohibits consummation of any of the transactions contemplated by this Agreement;

(f)            Each delivery contemplated by Section 2.5(c) to be delivered to Sellers shall have been delivered; and

(g)           The Bankruptcy Court shall have entered the Bidding Procedures Order, and no order staying, reversing, modifying or amending the Bidding Procedures Order shall be in effect on the Closing Date.

Section 7.3            No Frustration of Closing Conditions. Neither Buyer nor Sellers may rely on the failure of any condition to their respective obligations to consummate the transactions contemplated hereby set forth in this Article VII to be satisfied if such failure was primarily caused by such Party’s or its Affiliates’ failure to comply with the terms of this Agreement in all material respects.

Article VIII
TERMINATION

Section 8.1            Termination of Agreement. The Parties may terminate this Agreement at any time prior to the Closing as provided below:

(a)           by the mutual written consent of the Parties;

(b)           by any Party by giving written notice to the other Parties if:

(i)            any court of competent jurisdiction or other competent Governmental Authority shall have enacted or issued a Law or Decree or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Law or Decree or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a Party if the failure to consummate the Closing because of such action by a Governmental Authority shall be due to the failure of such Party to have fulfilled, in any material respect, any of its obligations under this Agreement; or

(ii)            the Closing shall not have occurred on or prior to October 1, 2020, (the “Outside Date”); provided, that Buyer and Sellers shall use commercially reasonable efforts to consummate the Closing by September 15, 2020; provided further that Buyer and Sellers shall cause the Closing to occur as soon as reasonably practicable following the satisfaction of all conditions to Closing.

(c)            by Buyer by giving written notice to Sellers if there has been a breach by any Seller of any representation, warranty, covenant, or agreement contained in this Agreement that has prevented the satisfaction of the conditions to the obligations of Buyer at Closing set forth in Section 7.1(a) or Section 7.1(b) and such breach has not been waived by Buyer, or, if such breach is curable, cured by such Seller prior to the earlier to occur of (A) five (5) days after receipt of Buyer’s notice of intent to terminate, and (B) one (1) Business Day prior to the Outside Date; provided that Buyer shall not have a right of termination pursuant to this Section 8.1(c) if Sellers could, at such time, terminate this Agreement pursuant to Section 8.1(d);

(d)           by Sellers by giving written notice to Buyer if there has been a breach by Buyer of any representation, warranty, covenant, or agreement contained in this Agreement that has prevented the satisfaction of the conditions to the obligations of Sellers at Closing set forth in Section 7.2(a) or Section 7.2(b), and such breach has not been waived by Sellers, or, if such breach is curable, cured by Buyer prior to the earlier to occur of (A) five (5) days after receipt of Sellers’ notice of intent to terminate, and (B) one (1) Business Day prior to the Outside Date; provided that Sellers shall not have a right of termination pursuant to this Section 8.1(d) if Buyer could, at such time, terminate this Agreement pursuant to Section 8.1(c);

(e)           by Sellers or Buyer, if the Bankruptcy Court enters a final, non-appealable order that precludes the consummation of the transactions contemplated hereby on the terms and conditions set forth in this Agreement;

(f)            by Sellers or Buyer, if, prior to the Closing, the Bankruptcy Cases are dismissed or converted to a case or cases under Chapter 7 of the Bankruptcy Code;

(g)           by Buyer if Sellers withdraw or seek authority to withdraw the Bidding Procedures Motion;

(h)           by Buyer if (i) following entry by the Bankruptcy Court of the Bidding Procedures Order, such order is (x) amended, modified or supplemented in an adverse way without Buyer’s prior written consent or (y) voided, reversed or vacated or is subject to a stay, or (B) following entry by the Bankruptcy Court of the Sale Order, the Sale Order is (x) amended, modified or supplemented in an adverse way without Buyer’s prior written consent or (y) voided, reversed or vacated or is subject to a stay;

(i)             by Sellers if (i) all of the conditions set forth in Section 7.2 have been satisfied (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or waived in an irrevocable writing by Sellers, (ii) at or following the time at which the Closing was required to occur pursuant to Section 2.4, Sellers have irrevocably confirmed in writing to Buyer that Sellers are ready, willing, and able to consummate the Closing, and (iii) Buyer fails to consummate the Closing within three (3) Business Days of receipt of the writing described in clause (ii); or

(j)             by Sellers, if any Seller or the board of directors (or similar governing body) of any Seller, based on the advice of outside counsel, determines that proceeding with the transactions contemplated by this Agreement or failing to terminate this Agreement would be inconsistent with its or such Person’s or body’s fiduciary duties.

Section 8.2            Effect of Termination.

(a)           If any Party terminates this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate upon such termination and shall become null and void (except that Article I, Section 2.3(b), Article IX, and this Section 8.2 shall survive any such termination) and no Party shall have any Liability to the other Parties hereunder; provided, however, that nothing in this Section 8.2 shall relieve any Party from Liability for any willful breach occurring prior to any such termination set forth in this Agreement.

(b)           Notwithstanding anything contained herein to the contrary, in the event that the Sellers terminate this Agreement pursuant to Section 8.1(d) or Section 8.1(i), the Deposit, together with all accrued investment income thereon, if any, shall be delivered to Sellers in accordance with Section 2.3(b)(ii) (within three (3) Business Day following the date of any such termination). The Sellers’ receipt of the Deposit, together with all accrued investment income thereon, if any, shall constitute liquidated damages (and not a penalty) in a reasonable amount that will compensate Sellers in the circumstances in which this Agreement is terminated pursuant to Section 8.1(d) or Section 8.1(i).

Article IX
MISCELLANEOUS

Section 9.1             Survival. Except for any covenant that by its terms is to be performed (in whole or in part) by any Party following the Closing, none of the representations, warranties, or covenants of any Party set forth in this Agreement or in any certificate delivered pursuant to Section 7.1(c) or Section 7.2(c) shall survive, and each of the same shall terminate and be of no further force or effect as of, the Closing. Any covenants or obligations hereunder to be performed from and after the Closing shall survive until completion in accordance with the terms thereof.

Section 9.2             Expenses. Each Party will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of law firms, commercial banks, investment banks, accountants, public relations firms, experts and consultants. For the avoidance of doubt, Buyer shall pay all recording fees arising from the transfer of the Acquired Assets.

Section 9.3             Entire Agreement. This Agreement, the Related Agreements and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations (whether written or oral) by or between the Parties to the extent they relate in any way to the subject matter hereof.

Section 9.4             Incorporation of Exhibits and Disclosure Schedule. The Exhibits to this Agreement and the Disclosure Schedule are incorporated herein by reference and made a part hereof.

Section 9.5             Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Buyer. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant. No conditions, course of dealing or performance, understanding or agreement purporting to modify, vary, explain, or supplement the terms or conditions of this Agreement shall be binding unless this Agreement is amended or modified in writing pursuant to the first sentence of this Section 9.5 except as expressly provided herein. Except where a specific period for action or inaction is provided herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

Section 9.6             Succession and Assignment.

(a)           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties.

(b)           Notwithstanding the foregoing, Buyer may, without the consent of Sellers, designate, in accordance with the terms of this paragraph and effective as of the Closing, one or more Affiliates to acquire all, or any portion of, the Acquired Assets and assume all or any portion of the Assumed Liabilities or pay all or any portion of the Purchase Price; provided that, such assignment shall not relieve the Buyer of its obligations under this Agreement. The above designation may be made by Buyer by written notice to Sellers at any time prior to the Closing Date. The Parties agree to modify any Closing deliverables in accordance with the foregoing designation.

Section 9.7             Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing except as expressly provided herein. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient; (b) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); (c) on the day such communication was received by e-mail; or (d) three (3) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to any Seller:	330 W. 34th Street 9th Floor New York, New York 10001 Attention: Sheamus Toal E-mail: stoal@retailwinds.com

With a copy (which shall not constitute notice to Sellers) to:

Cole Schotz P.C. 1325 Avenue of the Americas, 19th Floor New York, New York 10019 Attention: Michael D. Sirota and Roger M. Iorio, Esq. E-mail: msirota@coleschotz.com riorio@coleschotz.com

If to Buyer:	Saadia Group, LLC 1 West 34th Street, 10th Floor
New York, New York 10001 Attention: Arvee Claravali

With a copy (which shall not constitute notice to Buyer) to:

Armstrong Teasdale LLP 919 Third Avenue, 37th Floor
New York, N.Y. 10022
Attention: Jeffery D. Dayon
E-mail: Jdayon @Atllp.com

and

Robinson & Cole LLP 1201 North Market Street Suite 1406 Wilmington, DE 19801
Attention: Jamie L. Edmonson
E-mail: jedmonson@rc.com

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section 9.7.

Section 9.8             Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York (without giving effect to the principles of conflict of Laws of any jurisdiction that would cause the application of the Law of a jurisdiction other than New York), except to the extent that the Laws of such state are superseded by the Bankruptcy Code.

Section 9.9             Submission to Jurisdiction; Service of Process. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Bankruptcy Court in any Litigation arising out of or relating to this Agreement or any Related Agreement or the transactions contemplated hereby or thereby and agrees that all claims in respect of such Litigation may be heard and determined in any such court. Each Party also agrees not to (a) attempt to deny or defeat such exclusive jurisdiction by motion or other request for leave from the Bankruptcy Court or (b) bring any action or proceeding arising out of or relating to this Agreement or any Related Agreement or the transactions contemplated hereby or thereby in any other court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue in, and any defense of inconvenient forum to the maintenance of, any Litigation so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7; provided, however, that nothing in this Section 9.9 shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any Litigation so brought shall be conclusive and may be enforced by Litigation or in any other manner provided by law or in equity. The Parties intend that all foreign jurisdictions will enforce any Decree of the Bankruptcy Court in any Litigation arising out of or relating to this Agreement or any Related Agreement or the transactions contemplated hereby or thereby.

Section 9.10           Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.11           Specific Performance. The Parties shall be entitled to an injunction or injunctions to enforce specifically the Parties’ respective covenants and agreements under this Agreement, without the requirement of posting a bond or other security or making a showing of irreparable harm.

Section 9.12           Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. In the event that any of the provisions of this Agreement shall be held by any Governmental Authority to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated only to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

Section 9.13           No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than Buyer, each Seller, and their respective successors and permitted assigns.

Section 9.14           Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or related in any manner to this Agreement or the Related Agreements may be made only against (and are expressly limited to) the Persons that are expressly identified as parties hereto or thereto (the “Contracting Parties”). In no event shall any Contracting Party have any shared or vicarious Liability for the actions or omissions of any other Person. No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, and any financial advisor or lender to, any of the foregoing (“Non-Party Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute or based upon any theory that seeks to impose Liability of an entity party against its owners or affiliates) for any claims, causes of action, obligations or Liabilities arising under, out of, in connection with or related in any manner to this Agreement or the Related Agreements or based on, in respect of, or by reason of this Agreement or the Related Agreements or their negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each Contracting Party waives and releases all such Liabilities, claims and obligations against any such Non-Party Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability of a Contracting Party on any Non-Party Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Non-Party Affiliates with respect to the performance of this Agreement or the Related Agreements or any representation or warranty made in, in connection with, or as an inducement to this Agreement or the Related Agreements.

Section 9.15           Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 9.16           Disclosure Schedule. All capitalized terms not defined in the Disclosure Schedule shall have the meanings ascribed to them in this Agreement. The representations and warranties of Sellers in this Agreement are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Disclosure Schedule. The listing of any matter shall expressly not be deemed to constitute an admission by Sellers, or to otherwise imply, that any such matter is material, is required to be disclosed under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Disclosure Schedule be deemed or interpreted to expand the scope of Sellers’ representations, warranties, or covenants set forth in this Agreement. All attachments to the Disclosure Schedule are incorporated by reference into the applicable section of the Disclosure Schedule in which they are directly or indirectly referenced. The information contained in the Disclosure Schedule is in all respects provided subject to the Confidentiality Agreement.

Section 9.17           Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

Section 9.18           No Right of Set-Off. Buyer, on its own behalf and on behalf of the Buyer Party Members and its and their respective successors and permitted assigns, hereby waives any rights of set-off, netting, offset, recoupment, or similar rights that Buyer, any Buyer Party Member or any of its or their respective successors and permitted assigns has or may have with respect to the payment of the Purchase Price or any other payments to be made by Buyer pursuant to this Agreement, any Related Agreement or any other document or instrument delivered by Buyer in connection herewith.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLERS:

RTW RETAILWINDS, INC.
LERNER NEW YORK HOLDING, INC.
LERNCO, INC.
LERNER NEW YORK, INC.
NEW YORK & COMPANY, INC.
LERNER NEW YORK GC, LLC
LERNER NEW YORK OUTLET, LLC
NEW YORK & COMPANY STORES, INC.
FTF GC, LLC
LERNER NEW YORK FTF, LLC
FASHION TO FIGURE, LLC
FTF IP COMPANY, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Authorized Signatory

BUYER:

Saadia Group LLC

By:	/s/ Arvee Claravall
Name:	Arvee Claravall
Title:	Chief Financial Officer